Exhibit 2.1

                            ASSET PURCHASE AGREEMENT


                            Dated as of June 11, 1999


                                  By and Among


                             SIGNATURE EYEWEAR, INC.
                                  ("COMPANY"),


                         CALIFORNIA DESIGN STUDIO, INC.
                                   ("SELLER")


                    THE OTHER SELLER PARTIES SIGNATORY HERETO
                               ("SELLER PARTIES")


                                       And


                             CARLOS ALBERTO KHANTZIS
                                  ("KHANTZIS")








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



                                TABLE OF CONTENTS

                                                                            PAGE


1.  DEFINITIONS..............................................................1
      (A)  CERTAIN DEFINITIONS...............................................1
      (B)  OTHER DEFINITIONS.................................................7

2.  SALE AND PURCHASE OF ASSETS..............................................8
      (A)  TRANSFER OF ASSETS................................................8
      (B)  EXCLUDED ASSETS...................................................9
      (C)  DELIVERY OF POSSESSION OF ASSETS.................................10
      (D)  RIGHT OF ENDORSEMENT.............................................10
      (E)  CONSENT TO ASSIGNMENT............................................10

3.  ASSUMED LIABILITIES.....................................................11
      (A)  ASSUMED LIABILITIES..............................................11
      (B)  LIABILITIES NOT ASSUMED..........................................12
      (C)  RIGHT OF SET OFF.................................................13
      (D)  RIGHT OF ENFORCEMENT AND SETTLEMENT..............................13

4.  PURCHASE PRICE..........................................................14

5.  CLOSING AND DELIVERIES..................................................14
      (A)  THE CLOSING......................................................14
      (B)  DELIVERIES BY THE COMPANY AT THE CLOSING.........................14
      (C)  DELIVERIES BY SELLER PARTIES AND KHANTZIS AT THE CLOSING.........14
      (D)  DETERMINATION OF SUPPLEMENTAL CASH PAYMENT.......................15
      (E)  FURTHER ASSURANCES...............................................15

6.  REPRESENTATIONS AND WARRANTIES OF SELLER AND KHANTZIS...................15
      (A)  ORGANIZATION, STANDING AND CORPORATE POWER; CAPITALIZATION.......16
      (B)  AUTHORITY; ENFORCEABILITY; EFFECT OF AGREEMENT...................16
      (C)  ASSETS...........................................................16
      (D)  ACCOUNTS RECEIVABLE; INVENTORY...................................17
      (E)  ASSUMED CONTRACTS................................................17
      (F)  INTELLECTUAL PROPERTY............................................18
      (G)  SUBSIDIARIES.....................................................19
      (H)  FINANCIAL STATEMENTS.............................................19
      (I)  ABSENCE OF CERTAIN CHANGES AND EVENTS............................19
      (J)  LITIGATION AND PROCEEDINGS.......................................20
      (K)  BROKERS..........................................................20
      (L)  CREDITOR ISSUES..................................................20
      (M)  NO CONSENTS REQUIRED.............................................20
      (N)  ENVIRONMENTAL COMPLIANCE MATTERS.................................20


                                     Page i

      (O)  MATERIAL MISSTATEMENTS AND OMISSIONS.............................21

7.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................21
      (A)  ORGANIZATION, STANDING AND CORPORATE POWER.......................21
      (B)  AUTHORITY; ENFORCEABILITY; EFFECT OF AGREEMENT...................21
      (C)  BROKERS..........................................................22
      (D)  NO CONSENTS REQUIRED.............................................22
      (E)  FINANCIAL STATEMENTS.............................................22

8.  CONDUCT AND TRANSACTIONS PRIOR TO CLOSING...............................22
      (A)  CONDUCT OF BUSINESS..............................................22
      (B)  INSPECTION OF RECORDS............................................24
      (C)  ACQUISITION PROPOSALS............................................24
      (D)  OTHER AGREEMENTS.................................................24
      (E)  BEST EFFORTS.....................................................24


9.  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY............................24
      (A)  REPRESENTATIONS AND WARRANTIES...................................24
      (B)  PERFORMANCE......................................................25
      (C)  TRANSFER OF ASSETS...............................................25
      (D)  MOULIN AGREEMENT.................................................25
      (E)  RELEASE OF LIENS.................................................25
      (F)  CONSENTS.........................................................25
      (G)  OTHER AGREEMENTS.................................................25
      (H)  OPINION LETTER...................................................25
      (I)  OTHER MATTERS....................................................25
      (J)  5THAVENUE........................................................25

10.   CONDITIONS TO THE OBLIGATIONS OF THE SELLER PARTIES...................26
      (A)  REPRESENTATIONS AND WARRANTIES...................................26
      (B)  PERFORMANCE......................................................26
      (C)  ASSUMPTION OF LIABILITIES........................................26
      (D)  OTHER AGREEMENTS.................................................26
      (E)  PAYMENT OF BANK LOAN AMOUNT......................................26
      (F)  OPINION LETTER...................................................26
      (G)  MOULIN RELEASE...................................................26
      (H)  OTHER MATTERS....................................................26

11.   FURTHER AGREEMENTS OF THE PARTIES.....................................27
      (A)  FURTHER AGREEMENTS OF THE SELLER PARTIES.........................27
      (B)  PURCHASE PRICE ALLOCATION........................................27
      (C)  8K FINANCIAL STATEMENTS.........................................27
      (D)  CONFIDENTIALITY..................................................27
      (E)  EXPENSES.........................................................28
      (F)  ACCESS TO BOOKS AND RECORDS; COPIES..............................28
      (G)  EMPLOYEES........................................................29
      (H)  USE OF NAME......................................................29
      (I)  PAYMENT OF CERTAIN ASSUMED LIABILITIES...........................30
      (J)  BELGIUM LITIGATION...............................................30
      (K)  BEBE LICENSE AGREEMENT...........................................30
      (L)  TERMINATION OF CERTAIN LITIGATION................................30


                                     Page ii

12.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY.................30
      (A)  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.......................30
      (B)  INDEMNIFICATION BY SELLER AND KHANTZIS...........................31
      (C)  INDEMNIFICATION BY THE COMPANY...................................32
      (D)  LIMITATIONS ON INDEMNIFICATION...................................33
      (E)  NOTICE OF CLAIM..................................................33
      (F)  DIRECT CLAIMS....................................................34
      (G)  THIRD PARTY CLAIMS...............................................34
      (H)  RIGHT OF SET OFF.................................................35

13.   TAXES.................................................................35
      (A)  PAYMENT OF TAXES, FILING OF RETURNS..............................35
      (B)  SALES TAXES......................................................36

14.   NONCOMPETITION........................................................36
      (A)  COVENANT NOT TO COMPETE..........................................36
      (B)  SERVICES TO MOULIN...............................................36
      (C)  NONCOMPETITION PAYMENT...........................................37
      (D)  REMEDIES.........................................................37
      (E)  MODIFICATION.....................................................37

15.   TERMINATION...........................................................37
      (A)  TERMINATION BY MUTUAL CONSENT....................................37
      (B)  TERMINATION BY THE COMPANY.......................................37
      (C)  TERMINATION BY SELLER............................................38

16.   MISCELLANEOUS.........................................................38
      (A)  NOTICES..........................................................38
      (B)  ENTIRE AGREEMENT.................................................39
      (C)  ASSIGNMENT.......................................................39
      (D)  WAIVER AND AMENDMENT.............................................39
      (E)  GOVERNING LAW....................................................39
      (F)  SEVERABILITY.....................................................39
      (G)  CAPTIONS.........................................................40
      (H)  COUNTERPARTS.....................................................40
      (I)  COSTS AND ATTORNEYS'FEES.........................................40
      (J)  RIGHTS CUMULATIVE................................................40
      (K)  JUDICIAL INTERPRETATION..........................................40


                                    Page iii

      (L)  FORCE MAJEURE....................................................40
      (M)  DISPUTE RESOLUTION...............................................40


                               INDEX OF APPENDICES

EXHIBITS:

Exhibit A                     -     Additional Seller Parties
Exhibit B                     -     Form of Consulting Agreement
Exhibit C-1                   -     Form of Lease Agreement
Exhibit C-2                   -     Form of Lease Agreement
Exhibit D                     -     Form of Note
Exhibit E                     -     Form of Security Agreement
Exhibit F                     -     Form of Bill of Sale

SCHEDULES:

Schedule 2(a)(ii)             -     Bank Accounts
Schedule 2(a)(iii)            -     Tangible Personal Property
Schedule 2(a)(ix)             -     Assumed Contracts
Schedule 2(b)(vii)            -     Excluded Documents
Schedule 2(b)(viii)           -     Excluded Contracts
Schedule 2(b)(xi)             -     Excluded Assets
Schedule 3(a)(v)              -     Additional Assumed Liabilities
Schedule 6(d)(ii)             -     Accounts Receivable
Schedule 6(h)(i)              -     Accounting Practices and Procedures
Schedule 11(b)                -     Purchase Price Allocation
Schedule 11(g)                -     Employees

Seller Disclosure Schedule



                                     Page iv

                            ASSET PURCHASE AGREEMENT



      THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of the 11th day of June, 1999, by and between SIGNATURE EYEWEAR, INC., a California corporation (the "COMPANY"), CALIFORNIA DESIGN STUDIO, INC., a California corporation ("SELLER"), the other parties identified on EXHIBIT A to this Agreement (together with Seller, the "SELLER PARTIES" and each a "SELLER PARTY"), and CARLOS ALBERTO KHANTZIS ("KHANTZIS").

                                 R E C I T A L S

      A. On the terms and subject to the conditions set forth in this Agreement, the Seller Parties desire to sell to the Company, and the Company desires to purchase from the Seller Parties, certain assets of the Seller Parties.

      B. Effective as of the closing of this Agreement, the Company desires to engage Khantzis as a consultant to the Company and to lease from Khantzis certain real property.

                                A G R E E M E N T

      NOW, THEREFORE, with reference to the foregoing facts, the parties agree as follows:

     1.   DEFINITIONS.

          (a) CERTAIN DEFINITIONS. All terms defined in this Agreement shall have the defined meanings when used in this Agreement or in any agreement, note, certificate, report or other document made or delivered pursuant to this Agreement, unless otherwise defined or the context otherwise requires. The following terms shall have the following meanings:

            "ACTION" means any litigation, action, suit, proceeding, arbitration or claim before any court or Governmental Authority, or investigation by any Governmental Authority.

            "AFFILIATE" shall mean, with respect to any specified Person, (i) any other Person who, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person,
(ii) any other Person who is a director, officer, partner or trustee of the specified Person or a Person described in clause (i) of this definition or any spouse of the specified Person or any such other Person, (iii) any relative of the specified Person or any other Person described in clause (ii) of this definition, or (iv) any Person of which the specified Person and/or any one or more of the Persons specified in clause (i),(ii) or (iii) of this definition, individually or in the aggregate, beneficially own 10% or more of any class of voting securities or otherwise have a substantial beneficial interest.

            "AGOURA PREMISES" shall mean the premises located at 5341 Derry Avenue, Building D, Agoura Hills, California 91301.

            "ANNUAL FINANCIAL STATEMENTS" shall mean the unaudited consolidated balance sheets of Seller as at April 30, 1998 and 1997, the related statements of income and retained earnings and cash flows for the fiscal years then ended, including the notes (and schedules) to these financial statements, reviewed by Seller's independent certified public accountant.

            "BANK LOAN AMOUNT" shall mean the aggregate amount of all outstanding Indebtedness owed by Seller to Manufacturers Bank as of the Closing Date and constituting a part of the Assumed Liabilities.

            "BEBE  LICENSE   AGREEMENT"   shall  mean  that  certain   License
Agreement, dated as of May 1, 1998, between bebe stores, inc. and Seller.

            "BELGIUM EMPLOYMENT TERMINATION BENEFITS" shall mean the aggregate amount of all employee indemnity payments payable by Seller under Belgium law to persons who are employed by Seller in Belgium on the Closing Date and which result from the termination by Seller of these employees at the Closing in connection with the transactions contemplated by this Agreement.

            "BELGIUM LITIGATION" shall mean the proposed legal action to be filed by Seller in Belgium against Stephan Nijs, a former independent contractor of Seller working in Belgium, to cause Stephan Nijs to stop using and transfer to the Company (or otherwise relinquish) the Internet domain name registration that includes the words "Dakota Smith."

            "BELGIUM PREMISES" shall mean the premises located at Industrial Park, 21B-4400, Flemalle (Liege), Belgium.

            "BEST EFFORTS" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that the result is achieved as expeditiously as practicable under the circumstances; PROVIDED, HOWEVER, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to (i) take actions that would result in a material adverse change in the benefits to such Person under this Agreement or the transactions contemplated by this Agreement, (ii) make any significant cash payments or (iii) incur any significant liability or obligation.

            "BEST KNOWLEDGE" with respect to any Person shall mean and include
(i) actual knowledge of the Person, including, the actual knowledge of any of the officers or directors of such Person, and (ii) that knowledge which a prudent businessperson could have obtained in the management of his business after making due inquiry, and after exercising due diligence, with respect thereto.

            "BUSINESS" means the prescription eyeglass frame business of the Seller Parties including, without limitation, the Assets and the Assumed Liabilities.

            "BUSINESS CONDITION" of any Person shall mean the financial condition, results of operations, business, properties or prospects of such Person.

            "CANADA PREMISES" shall mean the premises located at 8641 Keele Street, Concord, Ontario, Canada L4K123.

            "CHARTER DOCUMENTS" shall mean (i) the Certificate or Articles of Incorporation, Certificate or Articles of Formation or similar corporate charter or other instrument of organization and (ii) the Bylaws, operating agreement or similar instrument.

            "CONSULTING AGREEMENT" shall mean the consulting agreement between the Company and Khantzis in the form of EXHIBIT B to this Agreement, appropriately completed as indicated in EXHIBIT B.

            "CONTRACT" shall mean any written or oral note, bond, debenture, mortgage, license, agreement, commitment, contract or understanding.

            "COPYRIGHTS" shall mean all United States and foreign copyrights, whether or not registered.

            "CURRENT BALANCE SHEET" shall mean the unaudited consolidated balance sheet of Seller as at April 30, 1999 included in the Current Financial Statements.

            "CURRENT FINANCIAL STATEMENTS" shall mean the unaudited consolidated balance sheet of Seller as at April 30, 1999 and the related consolidated statements of income and retained earnings for the twelve months then ended.

            "DAKOTA CANADA" shall mean Dakota Smith Canada, Ltd., a Canadian corporation.

            "EMPLOYEE BONUS AMOUNT" shall mean an amount equal to (i) $200,000 LESS (ii) the aggregate amount of all bonuses distributed by any Seller Party to its employees during the period from April 30, 1999 until the Closing Date. For purposes of clarification, the term "bonuses" as used in (ii) of the preceding sentence shall not include normal payroll obligations (such as wages, salary, vacation, commissions, sick pay, bonuses paid in the ordinary course of business which are calculated based on sales of product specials, and percentage bonuses paid in the ordinary course of business which are calculated based on sales of products by sales representatives) nor severance payments distributed by Seller in the ordinary course of business.

            "ENVIRONMENTAL LAWS" shall mean all present statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all Governmental Authorities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to Hazardous Substances or the protection of the environment in any respect, including, without limitation: (i) all requirements, including, without limitation, those pertaining to notification, warning, reporting, licensing, permitting, investigation, and remediation of Hazardous Substances; (ii) all requirements pertaining to the protection of employees or the public from exposure to Hazardous Substances or injuries or harm associated therewith; and (iii) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.9601 eT Seq.), the Resource Conservation and Recovery Act (49 U.S.C. ss.6901 eT Seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss.1801 et SEQ.), the Clean Air Act (42 U.S.C. ss.7401 et Seq.), the Occupational Safety and Health Act (29 U.S.C. ss.600 eT Seq.), the Porter-Cologne Water Quality Control Act (California Water Code ss. 13000 eT Seq.), the California Hazardous Waste Control Law (Division 20, Chapter 6.5 of the California Health and Safety Code, ss. 25100 eT Seq.), the Safe Drinking Water and Toxic Enforcement Act of 1986 (Division 20, Chapter 6.6 of the California Health and Safety Code, ss. 25249.5 eT Seq.), the Carpenter-Presley-Tanner Hazardous Substance Account Act (California Health & Safety Code ss. 25300 eT Seq.), the Hazardous Materials Release Response Plans and Inventory (Division 20, Chapter 6.95 of the California Health and Safety Code, ss. 25500 eT Seq.) and all similar federal, state, local and municipal laws.

            "EQUITY SECURITIES" of any Person shall mean the capital stock of such Person and/or any Stock Equivalents of such Person.

            "EXPLOIT" shall mean manufacture, advertise, license, market, merchandise, promote, publicize, sell, use, market, supply or distribute, and "EXPLOITATION" and "EXPLOITED" shall have a correlative meaning.

            "GAAP"  shall  mean  generally  accepted  accounting   principles,
consistently applied.

            "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "HAZARDOUS SUBSTANCE" means those substances defined as hazardous substances in 42 U.S.C. ss. 9601(14) and all other substances defined as hazardous under other applicable Laws.

            "INDEBTEDNESS" means, with respect to any Person, (i) any liability, contingent or otherwise, (a) for borrowed money, capitalized lease obligations, purchase money obligations or other obligations relating to the deferred purchase price of assets or property or (b) evidenced by a note, bond, debenture, letter of credit or similar instrument given in connection with the acquisition, other than in the ordinary course of business, of any property, assets, securities or otherwise, including indebtedness created or arising under conditional sale or other title retention agreements (even though the rights and remedies of the seller or lender under the agreements in the event of default are limited to repossession or sale of the property), (ii) any liability of others described in the preceding clause which such Person has guaranteed or which otherwise is its legal liability, (iii) all indebtedness referred to above secured by (or for which the holder of the indebtedness has an existing right, contingent or otherwise, to be secured by), any Lien upon the property of such Person, whether or not the obligations secured thereby have been assumed, and
(iv) any amendment, renewal, extension or refunding of any liability referred to in clauses (i), (ii) and (iii) above; PROVIDED, HOWEVER, that Indebtedness does not include any trade payables of any Person incurred in the ordinary course of business.
 The amount of Indebtedness of any Person at any date shall be the outstanding balance at the date of all unconditional obligations as described above and the maximum amount of any contingent obligations at the date.

            "IP" shall mean Patents, Trademarks, Copyrights, Know-How and other rights and property commonly referred to as intellectual property, and rights or licenses to use the same, and any and all applications therefor.

             "KNOW-HOW" shall mean all lab journals, inventions, trade secrets, know-how (including, without limitation, proprietary know-how and use and application know-how), product designs, manufacturing, engineering and other drawings, technology, other intangibles, technical information, safety information, engineering data and design and engineering specifications, research records, market surveys, promotional literature, supplier lists, similar data and formulas and processes.

            "LAW" shall mean any federal, state or local statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, in effect as of the date hereof and as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent, decree or judgment.

            "LEASE AGREEMENTS" shall mean the lease agreements between the Company and Khantzis for the Westlake Premises in the form of EXHIBIT C-1 and EXHIBIT C-2 to this Agreement, appropriately completed as indicated in EXHIBIT C-1 and EXHIBIT C-2.

            "LIEN" shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

            "MOULIN" shall mean Moulin Optical Manufactory Limited of 4/F Kenning Industrial Building, 19 Wang Hoy Road, Kowloon Bay, Hong Kong.

            "MOULIN AGREEMENT" shall mean that certain Letter Agreement, dated June 10, 1999, by and between Moulin and the Company.

            "MOULIN DEBT" shall mean the amount of trade payables owed by Seller to Moulin.

            "MOULIN RELEASE" shall mean that certain Release Agreement, dated May 25, 1999, by and between Moulin and Seller.

            "NEW YORK PREMISES" shall mean the premises located at 392 Fifth Avenue, Suite # 403, New York, New York 10018.

            "NOTE" shall mean the promissory note of the Company in the form of EXHIBIT D to this Agreement, appropriately completed as indicated in EXHIBIT D.

            "PATENTS" shall mean all patents (including all reissues, divisions, continuations, continuations in part and extensions thereof), patent applications and patent disclosures docketed and all other patent rights.

            "PERSON" shall mean an individual or a partnership, corporation, trust, association, limited liability company, Governmental Authority or other entity.

            "PREMISES" shall mean collectively the Belgium Premises, the Agoura Premises, the Canada Premises, the Westlake Premises and the New York Premises.

            "PREPAID EXPENSE AMOUNT" shall mean the aggregate amount of prepaid state franchise or income taxes, prepaid federal income taxes and prepaid insurance of the Seller Parties as of the Closing Date.

            "SECURITY AGREEMENT" shall mean the security agreement between the Company and Seller in the form of EXHIBIT E to this Agreement, appropriately completed as indicated in EXHIBIT E.

            "SELLER IP" shall mean all IP that each Seller Party owns, licenses and/or uses, other than the names California Design Studios and Lucky Friday.

            "STOCK EQUIVALENTS" of any Person shall mean options, warrants, calls, rights, commitments, convertible securities and other securities pursuant to which the holder, directly or indirectly, has the right to acquire (with or without additional consideration) capital stock or equity of such Person.

            "SUBSIDIARY" of any Person shall mean any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by such Person.

            "SUPPLEMENTAL CASH PAYMENT" shall mean an amount equal to (i) the sales and other transfer taxes attributable to, arising out of or resulting from the sale of the Assets, PLUS (ii) all payroll taxes payable by the Seller Parties with respect to wages accrued in the ordinary course of business during the last payroll period of the Seller Parties which commenced prior to the Closing Date (which period shall not exceed 15 days) with respect to all employees of the Seller Parties, PLUS (iii) the amount of accrued vacation, sick pay and Belgium Employment Termination Benefits payable by the Seller Parties as of the Closing Date to all current employees of the Seller Parties who are not Transferred Employees, other than accrued vacation and sick pay not reflected on the Current Balance Sheet or arising other than in the ordinary course of business and consistent with prudent business practice since the date of the Current Balance Sheet, LESS (iv) the Prepaid Expense Amount. The Supplemental Cash Payment shall be determined in accordance with Section 5(d) of this Agreement.

            "TRADEMARKS" shall mean all trademark, service mark and trade name rights (including all registrations of trademarks and of other marks, all registrations of trade names, labels and other trade rights and applications for any of the foregoing) and all associated goodwill symbolized thereby or connected therewith.

            "TRANSFER" shall mean sell, assign, transfer, pledge, grant a security interest in, or otherwise dispose of, with or without consideration, and "TRANSFERRED" shall have a correlative meaning.

            "WESTLAKE PREMISES" shall mean the premises located at 31280 Oak Crest Drive, Suite #1, Westlake Village, California 91361.

(b) OTHER DEFINITIONS. The following terms shall have the meanings given the terms in the Sections set forth below:

         TERM                                                SECTION
         ----                                                -------
         Accounting Principles.............................  6(h)(i)
         Accounts Receivable...............................  2(a)(v)
         Arbitrator........................................  16(m)
         Assets............................................  2(a)
         Associated Costs..................................  3(c)
         Assumed Contracts.................................  2(a)(ix)
         Assumed Liabilities...............................  3(a)
         Bebe..............................................  8(f)
         Claim.............................................  12(e)
         Claim Notice......................................  12(e)
         Closing...........................................  5(a)
         Closing Date......................................  5(a)
         Closing Statement.................................  5(d)(ii)
         Collectable Accounts Receivable...................  6(d)(i)
         Company Financial Statements......................  7(e)
         Company Indemnified Party.........................  12(b)
         Company Indemnified Parties.......................  12(b)
         Damages...........................................  12(b)
         Direct Claim......................................  12(e)
         Employees.........................................  11(g)(i)
         Estimated Supplemental Cash Payment...............  5(d)(i)
         Exchange Act......................................  11(c)
         Excluded Assets...................................  2(b)
         Excluded Contracts................................  2(b)(viii)
         Excluded Liabilities..............................  3(b)
         Indemnification Basket............................  12(d)(i)
         Indemnification Cap...............................  12(d)(ii)
         Indemnified Party.................................  12(e)
         Indemnifying Party................................  12(e)
         Inventory.........................................  2(a)(iv)
         Jurisdictions.....................................  6(f)(ii)
         Noncompetition Payment............................  14(b)
         Notices...........................................  16(a)


                                     Page 7


         Permits...........................................  2(a)(xi)
         Permitted Liens...................................  6(c)(i)
         Provider..........................................  16(m)
         Purchase Price....................................  4
         Records...........................................  11(f)
         Seller Disclosure Letter..........................  6
         Seller Indemnified Parties........................  12(c)
         Seller Indemnified Party..........................  12(c)
         Software..........................................  2(a)(viii)
         Subject Payments..................................  12(h)(i)
         Tangible Personal Property........................  2(a)(iii)
         Third Party Claim.................................  12(e)
         Transferred Employees.............................  11(g)(ii)
         Unpaid Liability..................................  3(c)

     2.   SALE AND PURCHASE OF ASSETS.

          (a) TRANSFER OF ASSETS. On the terms and subject to the conditions of this Agreement, and except as otherwise provided in Section 2(b), at the Closing, each Seller Party shall sell, assign, transfer, convey and deliver to the Company, and the Company shall purchase from each Seller Party, all of the Seller Party's right, title and interest in, under and to all of the assets, properties and rights constituting or used in the Business of every kind, nature and description and the goodwill of and relating to the Business (the "ASSETS"), including, but not limited to, the following:

               (i) the leasehold interest and leasehold improvements of Seller in the Belgium Premises, and the leasehold interest and leasehold improvements of Dakota Canada in the Canada Premises;

               (ii) all cash and cash equivalents, and all accounts maintained by the Seller Parties at any bank or other financial institution, including, without limitation, all accounts identified on SCHEDULE 2(A)(II);

               (iii) all furniture, fixtures, machinery, equipment, vehicles and other personal property and all related warranties including, without limitation, all such items listed on SCHEDULE 2(A)(III) (the "TANGIBLE PERSONAL Property");

               (iv) all inventory, including raw materials, work-in-process, finished goods, samples and supplies (collectively, the "INVENTORY") and any rights with respect to any rebates or similar payments with respect to purchases of the Inventory;

               (v) all accounts, notes or other receivables (collectively, the "ACCOUNTS RECEIVABLE");

               (vi) all prepaid expenses and deposits relating to the Business or the Assets except for prepaid state income or franchise taxes, prepaid federal incomes taxes and prepaid insurance;

               (vii) all Seller IP;

               (viii) all computer databases and software owned by, or licensed to, each Seller Party which relate to the Business ("SOFTWARE");

               (ix) all Contracts identified on SCHEDULE 2(A)(IX) (the "ASSUMED CONTRACTS");

               (x) all customer lists, files and documents (including credit information) relating to customers, and other business and financial records, files, books and documents held by each Seller Party relating to the Business, but excluding all corporate minute books, stock records and other documents of each Seller Party that are not reasonably of use to the Company in the conduct of the Business;

               (xi) all governmental franchises, licenses, approvals, authorizations and permits (collectively, "PERMITS") that are held or used by each Seller Party in connection with the Business, the Assets, the Belgium Premises, the Canada Premises or the Westlake Premises, but excluding any Permits held by Khantzis with respect to the Westlake Premises not necessary or appropriate for the Company to continue to operate the Business after the Closing Date; and

               (xii) all other assets of the Business (except the Excluded Assets), wherever located, tangible or intangible.

          (b) EXCLUDED ASSETS. The parties to this Agreement expressly understand and agree that the Assets shall not include, and no Seller Party is under this Agreement selling, assigning, transferring or conveying to the Company, the following assets (the "EXCLUDED ASSETS"):

               (i) the leasehold interest and leasehold improvements of Seller in the Westlake Premises, the Agoura Premises and the New York Premises;

               (ii) all rights of Seller as sublessor of any portion of the Westlake Premises or New York Premises;

               (iii) prepaid state franchise or income taxes, prepaid federal income taxes and prepaid insurance;

               (iv) all insurance policies maintained by or on behalf of any Seller Party;

               (v) any right, title or interest of any Seller Party in any refunds or credits of income and sales taxes receivable after the Closing;

               (vi) all rights of any Seller Party under this Agreement or any agreement entered into in connection with this Agreement or the transactions contemplated hereby;

               (vii) the corporate minute books, stock records and other documents of any Seller Party that are not reasonably of use to the Company in the conduct of the Business, including, without limitation, those documents or other items identified on SCHEDULE 2(B)(VII);

               (viii) all rights of any Seller Party under any Contract (the "EXCLUDED CONTRACTS") not identified as an "Assumed Contract", including, without limitation, Contracts which are identified as "Excluded Contracts" on
SCHEDULE 2(B)(VIII);

               (ix) all Permits held by Khantzis with respect to the Westlake Premises not necessary or appropriate for the Company to continue to operate the Business after the Closing Date;

               (x) all Equity Securities of any Person owned of record or beneficially by any Seller Party; and

               (xi) the assets identified on SCHEDULE 2(B)(XI).

          (c) DELIVERY OF POSSESSION OF ASSETS. At the Closing, each Seller Party shall, at the Seller Party's expense, deliver possession of the Assets being transferred by the Seller Party to the Company at locations designated by the Company. If at any time after the Closing Date any Seller Party comes into possession of any Asset, such Seller Party shall promptly notify the Company and promptly deliver possession of the Asset to the Company at locations designated by the Company.

          (d) RIGHT OF ENDORSEMENT. After the Closing Date, the Company shall have the absolute and unconditional right and authority to endorse, without recourse, the name of each Seller Party on any check or any other evidence of indebtedness received by the Company on account of any of the Assets, and Seller and each other Seller Party as requested by the Company shall deliver to the Company at the Closing a letter of instruction executed by Seller and such other Seller Parties sufficient to permit the Company to deposit such checks or other evidences of indebtedness in bank accounts in the name of the Company. With respect to all bank and other financial institution accounts of the Seller Parties included in the Assets and acquired by the Company at the Closing, the Company agrees within 90 days following the Closing Date to change the name in which such accounts are held to a name that does not include California Design Studio or Lucky Friday.

          (e) CONSENT TO ASSIGNMENT. This Agreement shall not constitute an agreement to assign any interest in any Contract or Permit or any claim, right or benefit arising thereunder or resulting therefrom, if an attempted assignment thereof without the consent required or necessary of a third party would constitute a breach or violation thereof or affect adversely the rights of the Company or any Seller Party thereunder. If a consent of a third party which is required in order to assign any interest is not obtained prior to the Closing Date, or if an attempted assignment would be ineffective or would adversely affect the ability of any Seller Party to convey its interest to the Company, Seller and such other Seller Party shall cooperate with the Company in any lawful arrangement to provide that the Company shall receive the Seller Party's entire interest in the benefits under any such Contract or Permit, including, without limitation, enforcement for the benefit of the Company of any and all rights of the Seller Party against any other party thereto arising out of the breach or cancellation thereof by such party or otherwise; PROVIDED, HOWEVER, that nothing contained in this Section 2(e) shall affect the liability, if any, of Seller pursuant to this Agreement for failing to have disclosed the need for such consent or approval; and provided, FURTHER, that nothing contained in this
Section 2(e) shall obligate the Company to waive the satisfaction of the conditions precedent set forth in Section 9 of this Agreement, including, but not limited to, Section 9(f) of this Agreement.

3.    ASSUMED LIABILITIES.

          (a) ASSUMED LIABILITIES. Subject to the provisions of this Agreement, the Company agrees that upon transfer of the Assets on the Closing Date, it shall assume, pay, satisfy, discharge, perform and fulfill, to the extent not paid, satisfied, performed, discharged or fulfilled by Seller on or before the Closing Date, only the following liabilities and obligations of the Seller Parties (the "ASSUMED LIABILITIES"), and none other:

               (i) (A) all accounts payable and accrued expenses of Seller included in the accounts titled "Accounts Payable" and "Accrued Expenses" in the Current Balance Sheet, (B) accounts payable and accrued expenses of Seller incurred in the ordinary course of business and consistent with prudent business practice since the date of the Current Balance Sheet, (C) Moulin Debt in existence on the date of this Agreement and (D) Moulin Debt incurred in the ordinary course of business and consistent with prudent business practice since the date of this Agreement;

               (ii) all Indebtedness of Seller arising out of the Business and included in the Current Balance Sheet, and Indebtedness of Seller incurred in the ordinary course of business and consistent with prudent business practice since the date of the Current Balance Sheet;

               (iii) the executory obligations of each Seller Party to be performed on or after the Closing Date under the Assumed Contracts being transferred hereunder, excluding any obligations or liabilities arising from any breach or default thereunder or noncompliance therewith by any Seller Party on or before the Closing Date;

               (iv) all obligations of the Seller Parties for the payment of accrued vacation, sick pay and Belgium Employment Termination Benefits to all Transferred Employees, other than accrued vacation and sick pay not reflected on the Current Balance Sheet or arising other than in the ordinary course of business and consistent with prudent business practice since the date of the Current Balance Sheet; and

               (v) any liabilities or obligations of Seller with respect to the matters identified on SCHEDULE 3(A)(V).

            It is not the intention of either the Company or any Seller Party that the assumption by the Company of the Assumed Liabilities shall in any way enlarge the rights of third Persons under any agreements or arrangements with the Company or any Seller Party. Nothing contained in this Agreement shall in any way prevent the Company from contesting in good faith any of the Assumed Liabilities; PROVIDED no such contest shall relieve the Company of its obligations under this Agreement to any Seller Party with respect thereto.

              (b) LIABILITIES NOT ASSUMED. The Company shall not and does not assume any liabilities, obligations or commitments of any Seller Party of any kind, known or unknown, contingent or otherwise, of whatsoever kind or nature, not specifically included within the Assumed Liabilities, and the same shall remain the sole responsibility of such Seller Party (which liabilities, obligations and commitments are referred to in this Agreement as the "EXCLUDED LIABILITIES"). The Excluded Liabilities include, without limitation, the following liabilities that are expressly excluded from the liabilities and obligations being assumed by the Company pursuant to Section 3(a):

               (i) any Moulin Debt incurred after the date of this Agreement other than in the ordinary course of business and consistent with prudent business practice;

               (ii) any liabilities or obligations of any Seller Party for the fees and expenses of its counsel, accountants and other professionals and all other expenses incurred by the Seller Party (including broker's fees) incident to the negotiation, preparation and execution of this Agreement and the performance by the Seller Party of its obligations hereunder;

               (iii) any liabilities or obligations arising out of or related to local, state, federal or foreign income taxes or assessments, including, without limitation, any such taxes arising by virtue of the transactions contemplated by this Agreement;

               (iv) all sales taxes, including, without limitation, sales and other transfer taxes (including penalties and interest) attributable to, arising out of or resulting from the sale of the Assets, which taxes shall be borne solely by the Seller Party selling the Assets;

               (v) any liability or obligations of any Seller Party for any product liability or similar claim for injury to persons or property with respect to products sold or delivered BEFORE the Closing Date;

               (vi) any liabilities or obligations attributable to, arising out of or resulting from any distributions by any Seller Party to its shareholders;

               (vii) except as specifically set forth in Section 3(a)(iv), any liabilities or obligations of any Seller Party with respect to employee compensation or employee benefits of any nature, including accrued wages and vacation, owed to any of such Seller Party's employees or former employees or their beneficiaries that arise out of the employment relationship between such Seller Party and any of its employees or former employees or the termination of that relationship;

               (viii) any payroll taxes payable by any Seller Party; and

               (ix) any liabilities or obligations of any Seller Party under any Excluded Contract.

          (c) RIGHT OF SET OFF.

               (i) If any Seller Party fails to make any payment with respect to any of the Excluded Liabilities related to the Business and outstanding at the Closing (each, an "UNPAID LIABILITY"), the Company may elect to pay such Unpaid Liability, and any other costs and charges, if any, associated with the Unpaid Liability (the "ASSOCIATED COSTS"), if the Company determines, in its reasonable discretion, that such payment is necessary or desirable to allow the Business to continue on an uninterrupted basis; provided, however, that the Company shall have provided Seller with not less than 10 days' prior written notice of its intent to pay the Unpaid Liability and/or Associated Costs, and Seller shall have failed to pay the Unpaid Liability and/or Associated Costs and/or that, with respect to any Unpaid Liability other than an Unpaid Liability associated with the normal operating costs of the Business (including, without limitation, accounts payable, payroll taxes, etc.), Seller notifies the Company in writing within such 10 day period that Seller intends to defend or contest the Unpaid Liability, and Seller fails to discharge said Unpaid Liability within 10 days after the Unpaid Liability is reduced to a final judgment or otherwise becomes a Lien on any assets of the Company or the Business. Subject to subsections (ii) and (iii) of this Section 3(c), if the Company pays any Unpaid Liability or Associated Costs, the Company shall have the right to offset the amount of such Unpaid Liability and/or Associated Costs against amounts owing Seller under the Note, which offset shall be applied in the manner provided in Section 12(h)(iii) of this Agreement.

               (ii) If Seller contests the Company's right to offset the amount of such Unpaid Liability and/or Associated Costs, and it is determined by a court of competent jurisdiction that the Company was not reasonable in determining that payment of such amounts by the Company was necessary or desirable to allow the Business to continue on an uninterrupted basis, then, subject to the Company's right to indemnification for such amounts pursuant to
Section 12 hereof, the amount offset by the Company shall be paid to Seller following such determination.

               (iii) If any Unpaid Liability or Associated Costs consist of Damages for which the Company would be entitled to indemnification under Section 12(b), then the Company's right to offset the amount of any Unpaid Liability and/or Associated Costs pursuant Section 3(c)(i) shall be subject to the limitations on indemnification set forth in Section 12(d) to the extent that, except as provided in Section 12(d)(iii), no offset may be made by the Company until the Indemnification Basket has been met or if the Indemnification Cap has been exceeded.

          (d) RIGHT OF ENFORCEMENT AND SETTLEMENT. From and after the Closing Date, the Company shall have complete control over the payment, settlement or other disposition of the Assumed Liabilities and the right to commence, conduct and control all negotiations and proceedings with respect thereto. Seller shall notify the Company promptly of any claim made with respect to any Assumed Liability, and no Seller Party shall, except with the Company's prior written consent, which consent arbitrarily may be withheld by the Company, voluntarily make any payment of, settle or offer to settle, or consent to any compromise or admit liability with respect to, any Assumed Liability. Each Seller Party shall cooperate with the Company in any reasonable manner requested by the Company in connection with any negotiations or proceedings involving any Assumed Liabilities.

4.    PURCHASE PRICE.

            The purchase price to be paid by the Company for the Assets (the "PURCHASE PRICE") shall consist of: (a) $800,000; PLUS (b) the Note; PLUS (c) the Supplemental Cash Payment; PLUS (d) the assumption by the Company on the Closing Date of the Assumed Liabilities.

5.    CLOSING AND DELIVERIES.

          (a) THE CLOSING. The closing of the purchase and sale of the Assets and the assumption of the Assumed Liabilities pursuant to Sections 2 and 3 of this Agreement (the "CLOSING") shall take place as soon as practicable following the time all of the conditions to Closing set forth in Sections 9 and 10 of this Agreement are satisfied or waived (by the party entitled to waive the same), at the offices of Troop Steuber Pasich Reddick & Tobey, LLP, 2029 Century Park East, Twenty-Fourth Floor, Los Angeles, California, or at such other place or time as the parties to this Agreement shall mutually agree upon in writing. The date of the Closing is referred to in this Agreement as the "CLOSING DATE".

          (b) DELIVERIES BY THE COMPANY AT THE CLOSING. At the Closing, the Company shall deliver to Seller:

               (i) $800,000 by delivery of a cashiers check or by wire transfer to an account designated by Seller;

               (ii) the Estimated Supplemental Cash Payment by delivery of a cashiers check or by wire transfer to an account designated by Seller;

               (iii) the Note and the Security Agreement;

               (iv) such documents and instruments as Seller may reasonably request to evidence the assumption by the Company of the Assumed Liabilities; and

               (v) such documents and instruments as Seller may reasonably request to evidence the satisfaction of all conditions precedent set forth in
Section 10 of this Agreement.

          (c) DELIVERIES BY SELLER PARTIES AND KHANTZIS AT THE CLOSING. At the Closing, Seller and/or Khantzis shall deliver or cause to be delivered to the
Company:

               (i) such bills of sale, endorsements, assignments, and other good and sufficient instruments of conveyance, transfer and assignment, including without limitation, a Bill of Sale in the form of EXHIBIT F to this Agreement, as shall be necessary to vest in the Company good title in and to the Assets free and clear of any and all Liens (other than Permitted Liens); and

               (ii) such documents and instruments as the Company may reasonably request to evidence the satisfaction of all conditions precedent set forth in
Section 9 of this Agreement.

          (d) DETERMINATION OF SUPPLEMENTAL CASH PAYMENT. The Supplemental Cash Payment shall be determined as provided in this Section 5(d).

               (i) ESTIMATED SUPPLEMENTAL CASH PAYMENT. On the day immediately prior to the Closing Date, Khantzis shall cause the chief financial officer of Seller to certify in writing to the Company a reasonable and good faith estimate of the Supplemental Cash Payment (the "ESTIMATED SUPPLEMENTAL CASH PAYMENT"), setting forth in reasonable detail the calculation thereof which shall include, at a minimum, the amount of each component comprising the Estimated Supplemental Cash Payment. In support of such certification, each Seller Party shall deliver to the Company such supporting documentation as reasonably requested by the Company to enable it to verify that the Estimated Supplemental Cash Payment certified by Seller is a good faith estimate of the Supplemental Cash Payment immediately prior to the Closing Date. At the Closing, the Company shall deliver to Seller the Estimated Supplemental Cash Payment.

               (ii) CLOSING DATE STATEMENT. As soon as practicable, but in any event within 30 calendar days, following the Closing, Khantzis shall cause Seller to deliver to the Company a statement of the Supplemental Cash Payment as of the Closing (the "CLOSING STATEMENT") certified by Seller's chief financial officer as fairly presenting such amount as of the Closing, setting forth in reasonable detail the calculation thereof which shall include, at a minimum, the amount of each component comprising the Supplemental Cash Payment. In support of such certification, each Seller shall deliver to the Company such supporting documentation as reasonably requested by the Company to enable it to verify that the Supplemental Cash Payment certified by Seller is a good faith estimate of the Supplemental Cash Payment as of the Closing. The Company may dispute the determination of the Supplemental Cash Payment as set forth on the Closing Statement, in which event the parties agree to cooperate to resolve any differences.

               (iii) ADJUSTMENT TO ESTIMATED SUPPLEMENTAL CASH PAYMENT. If the amount of the Supplemental Cash Payment as reflected on the Closing Statement is greater than the amount of the Estimated Supplemental Cash Payment, then the Company shall promptly pay to Seller the amount of such excess. If the amount of the Supplemental Cash Payment as reflected on the Closing Statement is less than the amount of the Estimated Supplemental Cash Payment, then Seller shall promptly pay to the Company the amount of such difference.

          (e) FURTHER ASSURANCES. At the Closing, each party to this Agreement shall deliver or cause to be delivered, as appropriate, such further certificates, consents and other documents as may be necessary to carry out the terms of this Agreement.

6.          REPRESENTATIONS AND WARRANTIES OF SELLER AND KHANTZIS.

          Except as set forth in the disclosure letter delivered by Seller and Khantzis to the Company concurrently with the execution and delivery of this Agreement, which letter shall refer to the relevant Sections of this Agreement (the "SELLER DISCLOSURE LETTER"), Seller and Khantzis, jointly and severally, represent and warrant to the Company as follows:

          (a) ORGANIZATION, STANDING AND CORPORATE POWER; CAPITALIZATION. Each Seller Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. Complete and correct copies of the Charter Documents of each Seller Party have been delivered to the Company or its attorneys. All of the Equity Securities of Seller are owned of record and beneficially by Khantzis, and all of the Equity Securities of each Seller Party other than Seller are owned of record and beneficially by Seller.

          (b) AUTHORITY; ENFORCEABILITY; EFFECT OF AGREEMENT.

               (i) Each Seller Party has full corporate power and corporate authority to enter into, execute and deliver this Agreement and perform its obligations hereunder. Khantzis has the requisite capacity to enter into, execute and deliver this Agreement and perform his obligations hereunder. This Agreement has been duly authorized by all necessary corporate action of each Seller Party, including, without limitation, the authorization and approval by Khantzis. This Agreement has been duly executed and delivered by each Seller Party and Khantzis and, assuming this Agreement is duly executed and delivered by the Company, constitutes a valid and legally binding obligation of each Seller Party and Khantzis enforceable against each Seller Party and Khantzis in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, or the availability of equitable remedies.

               (ii) The execution and delivery by each Seller Party and Khantzis of this Agreement do not, and compliance by each Seller Party and Khantzis with the provisions of this Agreement will not, (A) conflict with or result in a breach or default under any of the terms, conditions or provisions of any Contract to which any Seller Party or Khantzis is a party or otherwise bound, or to which any property or asset of any Seller Party or Khantzis is subject; (B) violate any Law applicable to any Seller Party or Khantzis; or (C) result in the creation or imposition of any Lien on any asset of any Seller Party or Khantzis.

          (c) ASSETS.

               (i) Except for Liens set forth on the Seller Disclosure Letter (which Liens are identified on the Seller Disclosure Letter as Liens that will either be released at the Closing or will continue in existence after the Closing), each Seller Party has good and marketable title to all of the Assets of the Seller Party being transferred hereunder free and clear of all Liens, other than (A) Liens for current taxes not yet delinquent; (B) restrictions imposed by Law; and (C) easements and restrictions which are neither individually nor in the aggregate material to the Seller Party. The Liens identified in clauses (A) through (C) of the immediately preceding sentence, and Liens identified on the Seller Disclosure Letter as Liens that will continue in existence after the Closing, are collectively referred to herein as the "PERMITTED LIENS". At the Closing, the Company shall receive good and marketable title to the Assets, free and clear of all Liens other than Permitted Liens.

               (ii) The Assets consist of all of the properties and assets used or usable in the conduct of the Business, including, but not limited to, all of the properties and assets reflected on the Current Balance Sheet, other than (A) assets sold or transferred in the ordinary course of business and consistent with prudent business practice since the date of the Current Balance Sheet, and
(B) the Excluded Assets. Each item of material Tangible Personal Property is in good operating condition and repair, ordinary wear and tear excepted, for the requirements of the Business as currently conducted.

          (d) ACCOUNTS RECEIVABLE; INVENTORY.

               (i) The Seller Disclosure Letter sets forth a true and complete schedule of the Accounts Receivable of each Seller Party as of the date of the Current Balance Sheet, setting forth a description of the Accounts Receivable including the names of the account debtors, the balance amount and aging as of the date indicated therein. The Accounts Receivable, whether reflected on the Current Balance Sheet or subsequently created on or before the Closing Date, and all books, records and documents relating to such Accounts Receivable, are genuine and accurate and arose in the ordinary course of business consistent with past practice. Except for returns, warranty returns, and returns for exchange in the ordinary course of business and consistent with past practice, the Accounts Receivable are not subject to any defense, counterclaim or offset. As soon as practicable after the date hereof and prior to the Closing, Seller agrees to provide to the Company a schedule of the addresses of each account debtor identified in the Seller Disclosure Letter.

               (ii) Of the aggregate amount of Accounts Receivable set forth on
SCHEDULE 6(D)(II) (the "Collectable Accounts Receivable"), $177,237 is fully collectable within 365 days of the Closing Date; PROVIDED, that in determining whether any Collectable Account Receivable has been collected, any payments received by the Company from the applicable account debtor after the Closing Date shall be applied first to the oldest amount owed by such account debtor to the Company. Since the date of the Current Balance Sheet, there have not been any write-offs as uncollectable of any Accounts Receivable.

               (iii) The Inventory of each Seller Party, whether reflected on the Current Balance Sheet or subsequently created on or before the Closing Date, is genuine. The Inventory is reflected on the Current Balance Sheet, and on Seller's books and records, in each case in accordance with the Accounting Principles.

          (e) ASSUMED CONTRACTS. True and correct copies of each Assumed Contract so identified on SCHEDULE 2(A)(IX), including all amendments and modifications thereof and waivers thereunder, have been delivered to the Company or its counsel. The Assumed Contracts constitute all Contracts pursuant to which any Seller Party receives income or revenues. Each Assumed Contract is in full force and effect, is the valid and binding obligation of each Seller Party a party thereto and, to the best knowledge of Seller and Khantzis, is the valid and binding obligation of each other party to the Assumed Contract. Each Seller Party has performed all of the obligations required to be performed by it to date under each Assumed Contract, and no Seller Party is in breach of or default under any Assumed Contract. To the best knowledge of Seller, each other party to each Assumed Contract has performed all of the obligations required to be performed by it to date under the Assumed Contract and is not in breach of or in default under the Assumed Contract, and no event has occurred or circumstance exists which, with notice or lapse of time or both, would constitute a breach of or default under any Assumed Contract.

          (f) INTELLECTUAL PROPERTY.

               (i) The Seller Disclosure Letter contains a true and complete list of all Patents, Trademarks and registered Copyrights of each Seller Party and the basis of the right of each Seller Party to use such Patents, Trademarks and Copyrights . The Seller IP constitutes all IP that is required to enable each Seller Party to conduct its business as now conducted. Each Seller Party has provided commercially reasonable safeguards and security for the protection and confidentiality of the Seller IP. No Seller Party has received any written notice of infringement or other written complaint to the effect that any Seller Party or any of its Affiliates has violated or infringed the IP or any other proprietary rights of others. No Seller Party nor any of its Affiliates has wrongfully Exploited any IP owned or licensed by any Person for which any Seller Party could suffer any Damages, and no Seller Party nor any Person employed by or affiliated with any Seller Party has violated any confidential relationship which such Person may have had with any third party for which any Seller Party could suffer any Damages. Each Seller Party has full right and authority to utilize the Seller IP of such Seller Party, including, without limitation, the processes, systems and techniques presently used by it in the design, development, manufacture, marketing, sale and distribution of its present products, and all rights to any such IP developed by any employee or consultant of any Seller Party have been duly and validly assigned to such Seller Party or to Seller. No royalties, honoraria, damages or fees are payable by any Seller Party to other Persons by reason of the ownership or use by any Seller Party of any Seller IP. No Affiliate of any Seller Party (other than another Seller Party) owns or holds, directly or indirectly, any interests in any Seller IP. To Seller's and Khantzis' best knowledge, no Person has interfered with, infringed upon, misappropriated, or otherwise violated any IP right of any Seller Party. No Seller Party has Transferred to any Person (other than another Seller Party) any right to Exploit any Seller IP.

               (ii) The Seller Disclosure Letter sets forth a list of all countries, states or other jurisdictions in which each Trademark owned by each Seller Party is registered or in which registration applications are pending (the "JURISDICTIONS"), the date(s) of registration (or application), the class(es) of registration and the name of the Person in which each Trademark is registered. The Seller Party identified on the Seller Disclosure Letter is the sole and exclusive owner (legal and beneficial) of the Trademarks identified on the Seller Disclosure Letter in any and all forms and embodiments thereof in each Jurisdiction, and to the goodwill attached to the Trademark in each Jurisdiction, in the class or classes identified on the Seller Disclosure Letter with respect to such Jurisdiction. To the best knowledge of Seller and Khantzis, no Person other than a Seller Party is using any Trademark of any Seller Party anywhere else in the world in connection with the Exploitation of prescription eyeglass frames. No Seller Party has Transferred to any Person (other than another Seller Party) the right to use any Trademark in connection with the Exploitation of products anywhere in the world. The use by each Seller Party and/or the Company of each Trademark for Exploitation in the registered classes will not infringe any IP right of any Person in any Jurisdiction in which such Trademark is registered, and nothing has come to the attention of Seller or Khantzis that the use by each Seller Party and/or the Company of each Trademark for Exploitation in the registered classes will infringe any IP right of any Person anywhere else in the world.

          (g) SUBSIDIARIES. Except as set forth on the Seller Disclosure Letter, Seller does not own, directly or indirectly, any shares of stock or any other financial interest or investment (equity or debt) in any Person, and is not subject to any agreement, obligation or commitment to make such investment. Except as set forth on the Seller Disclosure Letter, the Business has been conducted solely by the Seller Parties in their own name, and not through any other Subsidiary or Affiliate of any Seller Party, or any other Person.

          (h) FINANCIAL STATEMENTS.

               (i) Seller has delivered the Annual Financial Statements and the Current Financial Statements to the Company. SCHEDULE 6(H)(I) describes in reasonable detail the accounting principles, procedures and practices followed by Seller in preparing the Annual Financial Statements and the Current Financial Statements (the "ACCOUNTING PRINCIPLES") with respect to the following financial statement categories: principles of consolidation; accounts receivable; accounts payable; inventories; depreciation and amortization; revenue recognition; and reserves. The Annual Financial Statements fairly present the financial position and results of operations of the Seller Parties as at the dates of and for the periods set forth in the Annual Financial Statements in accordance with the Accounting Principles. The Current Financial Statements have been prepared in accordance with the Accounting Principles, consistent with the Annual Financial Statements, and fairly present the financial position and results of operations of the Seller Parties as at and for the twelve months ended April 30, 1999, and are not subject to year-end adjustments except for normal year-end adjustments that may be required in the ordinary course of business.

               (ii) As of the date of this Agreement, no Seller Party has any liabilities or obligations, either accrued, absolute, contingent or otherwise, which have not been reflected on the Current Balance Sheet, other than non-monetary obligations under statutes and regulations and other liabilities and obligations which were incurred in the ordinary course of business and consistent with prudent business practice since the date of the Current Balance Sheet and which are not material in the aggregate to the Business Condition of the Seller Party. The Current Balance Sheet reflects adequate reserves for all material losses.

          (i) ABSENCE OF CERTAIN CHANGES AND EVENTS. Since October 31, 1998, except for this Agreement and changes contemplated by this Agreement, each Seller Party has conducted its business only in the ordinary course of business and there has not been any:

               (i) purchase, redemption, retirement or other acquisition by any Seller Party of any Equity Securities of the Seller Party;

               (ii) declaration or payment of any dividend or other distribution or payment to any shareholder of any Seller Party in respect of any Equity Securities of the Seller Party;

               (iii) increase by any Seller Party in the compensation payable or to become payable by the Seller Party to Khantzis or to any director, officer or employee of the Seller Party being paid $35,000 or more;

               (iv) payment of any bonus, pension, retirement or insurance payment or arrangement to or with, or advance or loan of any money to, any Person, or entry into any employment, severance, loan or similar Contract with any Person, except for (x) payments of bonuses of not more than an aggregate of $200,000 to employees of Seller and (y) employment agreements entered into in the ordinary course of business with Persons who are not executive officers of the Company and who do not receive, on an annualized basis, base compensation in excess of $50,000;

               (v) incurrence by any Seller Party of any Indebtedness or trade payables other than (A) the Employee Bonus Amount, and (B) Indebtedness and trade payables incurred by the Seller Party in the ordinary course of business; or

               (vi) sale, transfer or lease of any assets to, or entry into any agreement or arrangement with, Khantzis or any officer, director or shareholder of any Seller Party (other than payment of salaries to officers in the ordinary course of business and consistent with past practice) or any of their respective Affiliates.

               (j) LITIGATION AND PROCEEDINGS. There is no pending or, to the best knowledge of Seller and Khantzis, threatened Action (or basis for any Action) to which any Seller Party is a party or involving any of the Assets, and no Seller Party is subject to any judgment, order, writ, injunction, decree or regulatory directive or agreement.

               (k) BROKERS. No Seller Party nor Khantzis has retained or otherwise engaged or employed any broker, finder or any other person, or paid or agreed to pay any fee or commission to any agent, broker, finder or other person, for or on account of acting as a finder or broker in connection with this Agreement or the transactions contemplated hereby.

          (l) CREDITOR ISSUES. The transfer of the Assets to the Company is not being made with the actual intent to hinder, delay or defraud any creditor of any Seller Party. Each Seller Party believes it is receiving reasonably equivalent value in exchange for the transfer of the Assets. No Seller Party is insolvent nor will become insolvent as a result of the transactions contemplated by this Agreement.

          (m) NO CONSENTS REQUIRED. There are no approvals, authorizations, consents, orders or other actions of, or filings with, any Person that are required to be obtained or made by any Seller Party in connection with the execution of, and the consummation of the transactions contemplated under, this Agreement, including, without limitation, the effective transfer to the Company of the Assets, including the Assumed Contracts.

          (n) ENVIRONMENTAL COMPLIANCE MATTERS. (i) The Premises constitute all of the real property used or occupied by any Seller Party or any of their respective Subsidiaries; (ii) Seller and Khantzis have inspected the Premises and have no reason to believe that there may be Hazardous Substances incorporated in or deposited, stored or buried at or upon the Premises; (iii) to the best knowledge of Seller and Khantzis, the Premises have never been used as a waste disposal site or a storage site for petroleum products or chemicals; (iv) to the best knowledge of Seller and Khantzis, no existing structures on the Premises contain asbestos; (v) to the best knowledge of Seller and Khantzis, there are not now any underground storage tanks on the Premises; (vi) no Seller Party nor any Subsidiary of any Seller Party has allowed, with the knowledge or consent of the Seller Party or the Subsidiary, any Person occupying the Premises to bring Hazardous Substances onto the Premises or to process or store any Hazardous Substances on the Premises and, to the best knowledge of Seller and Khantzis, no Hazardous Substance has been released into the environment by any Seller Party or any Subsidiary of any Seller Party that may present an imminent and substantial endangerment to human health; (vii) neither Seller nor Khantzis is aware of any complaints on file or matters pending in any federal or state environmental protection offices involving any allegation of Hazardous Substances on the Premises; and (viii) neither Seller nor Khantzis has received notice from any environmental board, agency or authority requiring the removal of any Hazardous Substances or other alleged harmful materials or wastes, or advising of any pending or contemplated search or investigation of the Premises or any portion of the Premises with respect the removal of any Hazardous Substances or other alleged harmful materials or wastes.

          (o) MATERIAL MISSTATEMENTS AND OMISSIONS. No representations and warranties by any Seller Party or Khantzis in this Agreement, nor any exhibit, schedule or certificate furnished by any Seller Party or Khantzis to the Company pursuant to this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company represents and warrants to Seller as follows:

          (a) ORGANIZATION, STANDING AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.

          (b) AUTHORITY; ENFORCEABILITY; EFFECT OF AGREEMENT.

               (i) The Company has full corporate power and corporate authority to enter into, execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company and is enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, or the availability of equitable remedies.

               (ii) The execution and delivery by the Company of this Agreement do not, and compliance by the Company with the provisions hereof will not, (A) conflict with or result in a breach or default under any of the terms, conditions or provisions of any Contract to which the Company is a party or otherwise bound, or to which any asset or property of the Company is subject; or (B) violate any Law applicable to the Company; or (C) result in the creation or imposition of any Lien on any asset of the Company.

          (c) BROKERS. The Company has not retained or otherwise engaged or employed any broker, finder or any other person, or paid or agreed to pay any fee or commission to any agent, broker, finder or other person, for or on account of acting as a finder or broker in connection with this Agreement or the transactions contemplated hereby.

          (d) NO CONSENTS REQUIRED. There are no approvals, authorizations, consents, orders or other actions of, or filings with, any Person that are required to be obtained or made by the Company in connection with the execution of, and the consummation of the transactions contemplated under, this Agreement, including, without limitation, the effective payment to Seller of the Purchase Price for the Assets.

          (e) FINANCIAL STATEMENTS. The Company's audited balance sheet as of October 31, 1998 and 1997, and the audited statements of income, stockholders' equity and cash flows for the years ended October 31, 1998, 1997 and 1996, are included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1998, as filed with the Securities and Exchange Commission (the "COMPANY FINANCIAL STATEMENTS"). The Company Financial Statements fairly present the financial position and results of operations of the Company as at the dates of and for the periods set forth in the Company Financial Statements in accordance with GAAP.

8. CONDUCT AND TRANSACTIONS PRIOR TO CLOSING.

          (a) CONDUCT OF BUSINESS. From the date of this Agreement until the Closing, except as contemplated by this Agreement or with the prior written consent of the Company, each Seller Party agrees, and Khantzis agrees to cause each Seller Party:

               (i) to conduct its operations according to its ordinary and usual course of business;

               (ii) not to Transfer any Assets, except any Inventory in the ordinary course of business at the customary prices for such inventory, without discount except for customary discounts given in the ordinary course of business and consistent with prudent business practice;

               (iii) not to amend, modify or terminate, or grant any waiver of any right under, any material Assumed Contract, and not to make any payment under any Assumed Contract which is not required to be made strictly in accordance with the terms of the Assumed Contract;

               (iv) to comply with all of its obligations and duties under any Assumed Contract and not to create or permit to exist any default or event of default on behalf of the Seller Party under any Assumed Contract, or any event or circumstance which, with lapse of time or notice, or both, would constitute a default under an Assumed Contract;

               (v) to use its Best Efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with those Persons having business relationships with the Seller Party;

               (vi) to duly comply with all Laws applicable to the Seller Party and to the conduct of the Business;

               (vii) not to make or agree to make any capital expenditures;
(viii) not to incur any fixed or contingent obligation or enter into any Contract or other transaction or arrangement relating to the Business or the Assets which (i) may not be terminated by Seller on 30 days' notice or less without cost or liability, (ii) which is not in the ordinary course of the business, and (iii) which is not transferable or assignable to the Company;

               (ix) to maintain the Tangible Personal Property in a good condition and state of repair;

               (x) not to commit any act or omit to do any act which would be or result in a breach of any of its obligations, duties, agreements or representations under any Contract to which it is a party or to which it enters into subsequent to the date of this Agreement which would have a material effect on the Business Condition of the Seller Party;

               (xi) to bear the risk of loss or damage to the Assets on and prior to the Closing Date, and maintain all properties necessary for the conduct of the Business, whether owned or leased, in substantially the same condition as they now are, normal wear and tear excepted; and, if any Asset is damaged on or prior to the Closing Date by any casualty, Seller shall give the Company immediate written notice of such damage, and, if such damage or destruction is material, shall afford the Company, in its sole and absolute discretion, the right to cancel, terminate or delay the Closing under this Agreement; PROVIDED, HOWEVER, if the Company does not elect to cancel, terminate or delay the Closing, Seller shall, at the Company's election, either (i) restore such asset to its condition prior to such damage, or (ii) if the Company elects not to require Seller to restore such asset to its prior condition, or if the same is for any other reason not so restored to the reasonable satisfaction of the Company prior to the Closing Date, the Company shall have the right to elect to credit against the Purchase Price the value allocated to such Asset on SCHEDULE 11(B) to this Agreement or, if a specific value is not allocated to such Asset, the replacement cost of such asset (determined as the price at which a substantially similar item could then be purchased plus all applicable taxes and shipping, installation and related costs), LESS any insurance proceeds received by the Company with respect to such Asset;

               (xii) to maintain the books, records and accounts of the Seller Party in the usual, regular and ordinary manner, on a basis consistent with prior periods;

               (xiii) not to enter into any Contract of any kind or nature with Moulin or any Affiliate of the Seller Party;

               (xiv) not to enter into any transaction or perform any act which would make any of the representations, warranties or agreements contained in this Agreement false or misleading in any material respect if made again immediately after such transaction or act; and

               (xv) not to take any affirmative action or fail to take any action within its control that is likely to cause any of the changes or events listed in Section 6(i) to occur.

          (b) INSPECTION OF RECORDS. Between the date of this Agreement and the Closing, each Seller Party shall allow the duly authorized officers, attorneys, accountants and other representatives of the Company access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information in each case relating the business and affairs of the Seller Party.

          (c) ACQUISITION PROPOSALS. During the period from the date of this Agreement and extending through the earlier of termination of this Agreement or the Closing, each Seller Party and Khantzis agrees that (i) no Seller Party nor Khantzis shall, and each Seller Party shall direct and cause its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant) not to, initiate, solicit, intentionally encourage or accept the submission of any proposal or offer with respect to a merger, acquisition, sale, consolidation or similar transaction involving all or any significant portion of the Assets or any Equity Securities of any Seller Party (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL") or engage in any negotiations or discussions concerning, or provide any confidential information or data to, any Person relating to an Acquisition Proposal, and (ii) each Seller Party and Khantzis will notify the Company immediately if any Acquisition Proposal is received by any Seller Party and/or Khantzis or any negotiations or discussions relating to a potential Acquisition Proposal are sought to be initiated or continued with any Seller Party and/or Khantzis.

          (d) OTHER AGREEMENTS. Khantzis and the Company agree to enter into the Consulting Agreement and the Lease Agreements at the Closing.

          (e) BEST EFFORTS. Between the date of this Agreement and the Closing, each of the parties to this Agreement will use its or his Best Efforts to cause the conditions to the obligations of the other parties set forth in Sections 9 or 10 of this Agreement, as the case may be, to be satisfied.

9. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.

            The obligation of the Company to complete the purchase of the Assets and to take the other actions required to be taken by the Company at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company in writing, in whole or in part):

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller and Khantzis (contained in this Agreement, any exhibit or schedule hereto, or any certificate, instrument or other writing delivered to the Company or its representatives by Seller or Khantzis, or any of their respective representatives) shall be true and correct on the Closing Date with the same force and effect as though made on and as of the Closing Date (I.E., with respect to a representation that a state of facts exists on or as of the date hereof, it is a condition that such state of facts exists in all material respects on or as of the Closing Date, and with respect to a representation that a state of facts has or has not changed between a date prior to the date hereof and the date hereof, it is a condition that such state of facts has or has not changed between such prior date and the Closing Date), except as affected by transactions contemplated hereby and thereby and except that any such representation or warranty made as of a specified date (other than the date of this Agreement) shall only need to have been true on and as of such date;

          (b) PERFORMANCE. Each Seller Party and Khantzis shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by the Seller Party and/or Khantzis on or prior to the Closing Date;

          (c) TRANSFER OF ASSETS. The Company shall have received good and marketable title to the Assets, free and clear of all Liens (other than Liens created by the Company and the Permitted Liens);

          (d) MOULIN AGREEMENT. The Moulin Agreement shall be in full force and effect, and Moulin shall not have threatened to terminate the Moulin Agreement or fail to perform its obligations thereunder;

          (e) RELEASE OF LIENS. Each Seller Party shall have delivered to the Company any required releases and/or termination statements, releasing all security interests in favor of any third party in or to any of the Assets except those which are in connection with the Assumed Liabilities and Permitted Liens;

          (f) CONSENTS. Each Seller Party shall have delivered to the Company all consents of third parties necessary for the unconditional transfer of the Assets and the unconditional consummation of the transactions contemplated hereby;

          (g) OTHER AGREEMENTS. Khantzis shall have executed and delivered to the Company the Consulting Agreement and the Lease Agreements;

          (h) OPINION LETTER. The Company shall have received from McKenna & Cuneo, L.L.P., Los Angeles, California, counsel to Seller and Khantzis, a written opinion, dated as of the Closing Date and addressed to the Company, in form and substance satisfactory to the Company;

          (i) OTHER MATTERS. All corporate and other proceedings and actions taken in connection with this Agreement and all agreements, instruments and documents mentioned in this Agreement or incident to any such transactions shall be reasonably satisfactory in form and substance to the Company and its counsel; and

          (j) 5TH AVENUE. Kobra International, Ltd., T/A Nicole Miller shall have consented to or approved of The 5th Avenue Channel, Inc. acting as a distributor of Nicole Miller products pursuant to the April 1999 distribution agreement with Seller.

10. CONDITIONS TO THE OBLIGATIONS OF THE SELLER PARTIES.

            The obligation of each Seller Party to complete the sale of the Assets and to take the other actions required to be taken by the Seller Party at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in writing, in whole or in part):

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company (contained in this Agreement, any exhibit or schedule hereto, or any certificate, instrument or other writing delivered to any Seller Party or its representatives by the Company, or any of its representatives) shall be true and correct on the Closing Date with the same force and effect as though made on and as of the Closing Date (I.E., with respect to a representation that a state of facts exists on or as of the date hereof, it is a condition that such state of facts exists in all material respects on or as of the Closing Date, and with respect to a representation that a state of facts has or has not changed between a date prior to the date hereof and the date hereof, it is a condition that such state of facts has or has not changed between such prior date and the Closing
Date), except as affected by transactions contemplated hereby and thereby and except that any such representation or warranty made as of a specified date (other than the date of this Agreement) shall only need to have been true on and as of such date;

          (b) PERFORMANCE. The Company shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date;

          (c) ASSUMPTION OF LIABILITIES. The Company shall have assumed the Assumed Liabilities in a manner reasonably satisfactory in form and substance to Seller and its counsel;

          (d) OTHER AGREEMENTS. The Company shall have executed and delivered to Khantzis the Consulting Agreement and the Lease Agreements;

          (e) PAYMENT OF BANK LOAN AMOUNT. The Company shall have paid to Manufacturers Bank the Bank Loan Amount;

          (f) OPINION LETTER. Seller shall have received from Troop Steuber Pasich Reddick & Tobey, LLP, Los Angeles, California, counsel to the Company, a written opinion, dated as of the Closing Date and addressed to Seller, in form and substance satisfactory to Seller;

          (g) MOULIN RELEASE. The Moulin Release shall be in full force and effect, and Moulin shall not have threatened to terminate the Moulin Release or fail to perform its obligations thereunder; and

          (h) OTHER MATTERS. All corporate and other proceedings and actions taken in connection with this Agreement and all agreements, instruments and documents mentioned in this Agreement or incident to any such transactions shall be reasonably satisfactory in form and substance to Seller and its counsel.

11. FURTHER AGREEMENTS OF THE PARTIES.

          (a) FURTHER AGREEMENTS OF THE SELLER PARTIES. Each Seller Party shall upon the request of the Company from time to time execute and deliver to the Company such further bills of sales, endorsements and other good and sufficient instruments of title, conveyance, transfer and assignment as may be necessary or desirable in order to vest in the Company, free and clear of all Liens (other than Permitted Liens and Assumed Liabilities), all right, title and interest in and to any and all of the Assets.

          (b) PURCHASE PRICE ALLOCATION. Each Seller Party and the Company agree to cooperate in good faith to determine on or prior to the Closing Date the manner in which the Purchase Price shall be allocated among the Assets, which determination shall be set forth on SCHEDULE 11(B) and initialed by the parties hereto at the Closing (the "PURCHASE PRICE ALLOCATION"). The Company and each Seller Party shall file and cause to be filed all tax returns, and execute such other documents as may be required by any taxing authority, in a manner consistent with the Purchase Price Allocation, and shall refrain, and cause their Affiliates to refrain, from taking any position inconsistent with such Purchase Price Allocation with any taxing authority unless, and then only to the extent, required to do so by a taxing authority. Each Seller Party agrees to cooperate with the Company to minimize the amount of sales taxes and payroll taxes payable by any Seller Party to the extent such amounts comprise a component of the Supplemental Cash Payment.

          (c) 8-K FINANCIAL STATEMENTS. Seller shall promptly provide, at the Company's expense, such assistance reasonably requested by the Company to enable it to prepare financial statements and PRO FORMA financial statements sufficient to permit the Company to fully, completely and timely comply with the Company's obligations to file financial statements relating to the Business under and pursuant to Item 7 of Form 8-K under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Rule 3-05 of Regulation S-X of the General Rules and Regulations under the Exchange Act.

          (d) CONFIDENTIALITY.

               (i) The Company, each Seller Party and Khantzis hereby acknowledge to and agree with the other that any and all information which has been disclosed by one to the other, its directors, employees, consultants, agents and, if applicable, shareholders during the discussions and negotiations leading to the execution of this Agreement, and all information to be disclosed by one to the other, its directors, employees, consultants and agents and, if applicable, shareholders, during the period commencing on the date of execution of this Agreement through the Closing or termination of this Agreement, shall constitute confidential information and trade secrets of the disclosing party, and as such are secret, confidential and unique and constitute the exclusive trade secrets and property of such party. Such information has been made known and available to the other party and its respective employees, consultants and agents strictly in connection with the negotiation and execution of this Agreement and the consummation of the transactions provided for herein. Each party hereby acknowledges and agrees that any use or disclosure of any such confidential information or trade secrets, other than pursuant to this Agreement, would be wrongful and would cause irreparable injury to the other. Accordingly, each party hereby expressly agrees, for itself and on behalf of its shareholders and directors, if any, and its principal officers, managers, employees, agents, consultants and representatives, that it and they will not at any time prior to the Closing or at any time thereafter, use or disclose, other than in accordance with the terms and provisions of this Agreement, any of such confidential information or trade secrets; PROVIDED, HOWEVER, that no provision of this
Section 11(d) shall in any manner whatsoever prevent or inhibit the Company from using or disclosing any such confidential information relating to the Business or the Assets in any manner the Company shall deem fit from and after the Closing. In addition, each Seller Party agrees, for the Seller Party, the Seller Party's Affiliates, officers, managers, employees, agents, consultants and representatives, that it will not at any time from and after the Closing Date use or disclose any such confidential information which either (i) concerns the Company or its respective business or operations or (ii) relates to the Business or is included in the Assets.

               (ii) Notwithstanding anything contained in this Section 11(d) to the contrary, any of the Company, Khantzis or any Seller Party may use or disclose such confidential information or secrets of the other without restriction if such information or secrets (i) were or are available to such party on a non-confidential basis from a source other than the other party, or
(ii) were or become generally available to the public (other than as a result of an impermissible disclosure by such party or its Affiliates); PROVIDED, that if either party is requested or required (by oral question, interrogatories, requests for information or documents, subpoena or similar process) to disclose any of such information or secrets of the other, such disclosure be made without liability hereunder (although notice of such request or requirement shall be given to the other party so that, if practicable, the other party may seek a protective order against such disclosure).

               (iii) Each party acknowledges that, in the event of a violation by the other of the terms and provisions of this Section 11(d), the remedies at law would not be adequate; and accordingly, in such event such party may proceed to protect and enforce its rights under this Section 11(d) by a suit in equity for specific performance and temporary, preliminary and permanent injunctive relief from violation of any of the provisions of this Section 11(d) from any court of competent jurisdiction without the necessity of proving the amount of any actual damages to the party resulting from the breach.

          (e) EXPENSES. The Seller Parties collectively shall pay no more than $10,000 of the liabilities and obligations of the Seller Parties and Khantzis for the fees and expenses of their counsel, accountants and other professionals (including broker's fees) incurred in connection with this Agreement and the consummation of the transactions contemplated hereby. The Company shall have the right to offset against the Purchase Price any amount of expenses in excess of $10,000 paid by Seller or any other Seller Party or which any Seller Party is obligated to pay. The Company shall pay its own expenses incurred in connection with this Agreement.

          (f) ACCESS TO BOOKS AND RECORDS; COPIES.

               (i) The Company and each Seller Party shall grant to each other access to the books, records, papers and documents relating to the business of the Seller Party (i) in the case of the Company, included in the Assets, and
(ii) in the case of each Seller Party, not included in the Assets which relate to the operation of the business of the Seller Party (the "RECORDS"). Such access shall be given upon the reasonable request of the requesting party during normal business hours and upon reasonable prior notice. Each party shall maintain the Records in its possession for a period of three years from and after the Closing Date, and each shall deliver to the other such of the Records as it may hereafter desire to dispose of or destroy whether prior to or following the aforementioned three year period.

               (ii) Seller shall have the right to make copies of Software and Records included in the Assets prior to the Closing and up to 30 days thereafter and to retain such copies following the Closing Date for the limited purpose of addressing any foreign, federal or state tax related matters, including, without limitation, to the extent necessary or appropriate to respond to or contest any tax audit, determination or assessment of Khantzis or any Seller Party.

          (g) EMPLOYEES.

               (i) SCHEDULE 11(G) lists the name, job title, current base salary or hourly wage, date of hire and social security number of employees actively employed by the Seller Parties including individuals on short-term disability who were so employed immediately before their disability (collectively, the "Employees"). As to any individual on short-term disability, SCHEDULE 11(G) indicates the reason for such absence and the date the individual is reasonably expected to return to active employment. SCHEDULE 11(G) also indicates the accumulated vacation and sick pay accrued for each Employee as of the date of this Agreement, and Seller's good faith estimate of the accumulated vacation and sick pay to be accrued for each Employee as of the Closing Date.

               (ii) Effective as of the Closing Date, the Seller Parties shall terminate those Employees selected by the Company and acceptable to Seller. Effective as of the Closing Date, the Company shall offer employment to the Employees selected by the Company and terminated by the Seller Parties on such terms and conditions as the Company shall determine. All employees to whom the Company offers employment and who accept such employment are herein referred to as the "TRANSFERRED EMPLOYEES." Nothing in this Section 11(g) shall limit the Company's authority to terminate the employment of any Transferred Employee at any time for whatever reason.

               (iii) Except to the extent specifically assumed by the Company pursuant to Section 3(a), each Seller Party shall be solely responsible for any liability, claim or expense (including reasonable attorneys' fees) with respect to employee compensation or employee benefits of any nature owed to any of the Seller Party's employees or former employees or their beneficiaries that arise out of the employment relationship between such Seller Party and any of its employees or former employees or the termination of that relationship and Seller shall indemnify and hold the Company harmless to the extent the Company incurs any such liability, claim or expense.

          (h) USE OF NAME. Each Seller Party agrees that from and after the Closing Date, the Company shall have the right, as between the Company and the Seller Parties, to the exclusive use of the names "Dakota Smith", "Nukes" and "Koko" in any and all capacities, including as part of the Company's names and in the Company's business dealings, and the Seller Parties agree not to use in any manner, as a corporate or dba name or otherwise, any name which is or might be confused with "Dakota Smith", "Nukes" or "Koko". Notwithstanding the foregoing, each Seller Party with a corporate name that includes the words "Dakota Smith" may continue to use such corporate name for a period of 30 days following the Closing Date; PROVIDED each such party agrees to promptly file such documents and take such other actions following the Closing Date that are necessary to change its corporate name as soon as practicable following the Closing Date.

          (i) PAYMENT OF CERTAIN ASSUMED LIABILITIES. Other than the Moulin Debt, the Company agrees to pay, satisfy and/or discharge all accounts payable, accrued expenses and Indebtedness included in the Assumed Liabilities within 120 days following the Closing Date.

          (j) BELGIUM LITIGATION. Seller agrees to use its Best Efforts to cause Stephan Nijs to stop using and transfer to the Company (or otherwise relinquish) the Internet domain name registration that includes the words "Dakota Smith" to the Company's reasonable satisfaction within 180 days following the Closing Date. If Seller does not resolve the Belgium Litigation to the Company's reasonable satisfaction within such 180 day period, and the Company determines, in its reasonable discretion, that Seller is not using its Best Efforts to resolve the Belgium Litigation in an expeditious manner, then the Company may, at its option, assume Seller's rights and obligations with respect to the Belgium Litigation, and Seller agrees to assign its rights and obligations with respect to the Belgium Litigation to the Company if so requested and take all other actions reasonably requested by the Company in connection therewith. If the Company assumes Seller's rights and obligations with respect to the Belgium Litigation as provided in this Section 11(j), Seller shall indemnify and hold the Company harmless with respect to any costs, liability, claim or expense (including court costs and reasonable fees and disbursements of counsel) incurred in connection with, arising out of, resulting from or incident to the Belgium Litigation.

          (k) BEBE LICENSE AGREEMENT. Seller agrees to use its reasonable efforts to obtain the consent of bebe stores, inc. ("BEBE") to the assignment by Seller to the Company of the Bebe License Agreement. Notwithstanding anything contained in this Agreement to the contrary, if bebe consents to the assignment of the Bebe License Agreement to the Company on terms acceptable to the Company, then the Bebe License Agreement shall thereafter be deemed an Assumed Contract within the meaning of this Agreement and shall constitute part of the Assets and Assumed Liabilities transferred to and assumed by the Company at the Closing, and the parties shall amend this Agreement and any schedules or exhibits delivered herewith to the extent necessary to reflect the inclusion of the Bebe License Agreement as an Assumed Contract.

          (l) TERMINATION OF CERTAIN LITIGATION. As soon as practicable following the Closing Date, each Seller Party agrees to terminate all pending litigation brought by any Seller Party against any Person relating to the return of product samples by such Persons.

12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY.

          (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement or made in any document delivered pursuant to this Agreement by or on behalf of any party shall survive the execution and delivery of this Agreement and the Closing, regardless of notice of or any investigation or right of investigation made prior to or after the date of this Agreement by or on behalf of any party, and shall terminate and expire two years following the Closing Date after which date they shall be of no further force or effect.

          (b) INDEMNIFICATION BY SELLER AND KHANTZIS. Seller and Khantzis shall, jointly and severally, indemnify, save and hold harmless the Company and each of its officers, directors, employees, agents and affiliates, and each of their successors and assigns (individually, a "COMPANY INDEMNIFIED PARTY" and collectively, the "COMPANY INDEMNIFIED PARTIES") from and against any and all costs, losses, claims, liabilities, fines, penalties, consequential damages (other than lost profits), and expenses (including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel) ("DAMAGES") incurred in connection with, arising out of, resulting from or incident to:

               (i) all liabilities of or claims against the Company Indemnified Parties of any nature, whether accrued, absolute, contingent or otherwise, arising out of the Assets or the Business attributable to any state of facts existing or any event occurring at or prior to the Closing (whether known or unknown to Seller, Khantzis or the Company), to the extent not included in the Assumed Liabilities;

               (ii) all liabilities of or claims against the Company Indemnified Parties of any nature, whether accrued, absolute, contingent or otherwise, attributable to any state of facts existing or any event occurring after the Closing Date (whether known or unknown to Seller, Khantzis or the Company) to the extent arising out of the operation by any Seller Party of its business from and after the Closing Date;

               (iii) any breach of, or any inaccuracy in any of, the representations or warranties made by Seller or Khantzis in this Agreement, any exhibit or schedule to this Agreement or any certificate, instrument or writing delivered in connection with this Agreement or in connection with any exhibit or schedule to this Agreement;

               (iv) any default in any agreements made by Seller or Khantzis in this Agreement, any exhibit or schedule to this Agreement or any certificate, instrument or writing delivered in connection with this Agreement or in connection with any exhibit or schedule to this Agreement;

               (v) any taxes of any kind whatsoever, or expenses, interest or penalties relating thereto, which arise out of or result from the transactions contemplated by this Agreement, other than sales and other transfer taxes attributable to, arising out of or resulting from the sale of the Assets and taxes relating to the conduct of the business of the Company from and after the Closing Date;

               (vi) any attempt (whether or not successful) by any Person to cause or require a Company Indemnified Party to pay or discharge any debt, obligation, liability or commitment of any Seller Party not assumed by the Company pursuant to this Agreement;

               (vii) all liabilities of or claims against the Company Indemnified Parties of any nature, whether accrued, absolute, contingent or otherwise, arising under any Environmental Laws and relating to the ownership by the Company of any of the Assets or the occupation by the Company of the Premises, other than liabilities or claims that result from actions taken by the Company after the Closing Date;

               (viii) any Action, compromise, settlement, assessment or judgment arising out of or incidental to any of the matters indemnified against in this
Section 12(b); PROVIDED, HOWEVER, that Seller shall not be obligated to indemnify a Company Indemnified Party and hold it or him harmless under this
Section 12(b) with respect to any settlement of a claim to which Seller has not consented, which consent shall not unreasonably be withheld. If, by reason of the claim of any third Person relating to any of the matters subject to indemnification under this Section 12(b), a lien, attachment, garnishment or execution is placed upon any of the property or assets of any Company Indemnified Party, Seller shall also, promptly upon demand, furnish an indemnity bond satisfactory to the Company Indemnified Party to obtain the prompt release of such lien, attachment, garnishment or execution; or

               (ix) all liabilities of or claims against the Company Indemnified Parties of any nature, whether accrued, absolute, contingent or otherwise, relating to any employee, sales representative or independent contractor of any Seller Party whose relationship with the Seller Party was terminated prior to the date hereof and not as a result of the transactions contemplated hereby, including, without limitation, any claims with respect to Stephan Nijs or David Roenen.

          (c) INDEMNIFICATION BY THE COMPANY. The Company shall indemnify, save and hold harmless each Seller Party and Khantzis, and each Seller Party's officers, directors, employees, agents and affiliates, and each of their successors and assigns (individually, a "SELLER INDEMNIFIED PARTY" and collectively, the "SELLER INDEMNIFIED PARTIES") from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to:

               (i) all liabilities of or claims against the Seller Indemnified Parties of any nature, whether accrued, absolute, contingent or otherwise, arising out of the Assumed Liabilities;

               (ii) any breach of, or any inaccuracy in any of, the representations or warranties made by the Company in this Agreement, any exhibit or schedule to this Agreement or any certificate, instrument or writing delivered in connection with this Agreement or in connection with any exhibit or schedule to this Agreement;

               (iii) any default in any agreements made by the Company in this Agreement, any exhibit or schedule to this Agreement or any certificate, instrument or writing delivered in connection with this Agreement or in connection with any exhibit or schedule to this Agreement;

               (iv) any attempt (whether or not successful) by any Person to cause or require a Seller Indemnified Party to pay or discharge any debt, obligation, liability or commitment of any Seller Party assumed by the Company pursuant to this Agreement; or

               (v) any Action, compromise, settlement, assessment or judgment arising out of or incidental to any of the matters indemnified against in this
Section 12(c);

PROVIDED, HOWEVER, that the Company shall not be obligated to indemnify a Seller Indemnified Party and hold it or him harmless under this Section 12(c) with respect to any settlement of a claim to which the Company has not consented, which consent shall not unreasonably be withheld. If, by reason of the claim of any third Person relating to any of the matters subject to indemnification under this Section 12(c), a lien, attachment, garnishment or execution is placed upon any of the property or assets of any Seller Indemnified Party, the Company shall also, promptly upon demand, furnish an indemnity bond satisfactory to the Seller Indemnified Party to obtain the prompt release of such lien, attachment, garnishment or execution. execution.

          (d) LIMITATIONS ON INDEMNIFICATION.

               (i) Neither the Company Indemnified Parties nor the Seller Indemnified Parties shall be entitled to recover under Sections 12(b) or 12(c) unless: (A) a Claim for Damages has been delivered to the Indemnifying Party on or prior to the second anniversary of the Closing; and (B) the aggregate amount of indemnifiable Damages incurred by the Company Indemnified Parties on the one hand and the Seller Indemnified Parties on the other hand exceeds $250,000 (the "INDEMNIFICATION BASKET"), at which time such claim for indemnification may be made for the aggregate amount of all indemnifiable Damages exceeding the Indemnification Basket.

               (ii) Except as provided in Section 12(d)(iii), in no event shall the Company Indemnified Parties be entitled to recover an amount hereunder with respect to all Damages in excess of $3,000,000 (the "INDEMNIFICATION CAP").

               (iii) Notwithstanding anything to the contrary herein contained, the limitations contained in Section 12(d)(i) and (ii) shall not apply to indemnification obligations under Sections 12(b) and (c) for: (A) breach of any covenant, agreement or other obligation of any Indemnifying Party contained herein or related hereto, including, without limitation, the Note, the Security Agreement, the Consulting Agreement, the Lease Agreements, the assumption by the Company of the Assumed Liabilities, and the covenants contained in Section 14 hereof (other than representations and warranties); or (B) fraud by an Indemnifying Party in connection with this Agreement and the transactions contemplated by this Agreement. Any recovery under or in connection with the circumstances described in the immediately preceding sentence shall not be taken into account in determining whether the Indemnification Cap limitation set forth in Section 12(d)(ii) has been reached.

          (e) NOTICE OF CLAIM. If a claim for Damages (a "CLAIM") is to be made by a party entitled to indemnification hereunder (an "INDEMNIFIED PARTY") against the indemnifying party (the "INDEMNIFYING PARTY"), the Indemnified Party shall give written notice (a "CLAIM NOTICE") to the Indemnifying Party, which notice shall specify whether the Claim arises as a result of a claim by a person against the Indemnified Party (a "THIRD PARTY CLAIM") or whether the Claim does not so arise (a "DIRECT CLAIM"), and shall also specify (to the extent that the information is available) the factual basis for the Claim and the amount of the Damages, if known. If the Claim is a Third Party Claim, the Indemnified Party shall provide the Claim Notice as soon as practicable after such party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under Sections 12(b) or (c). If any lawsuit or enforcement action is filed against any Indemnified Party, written notice thereof shall be given to the Indemnifying Party as promptly as practicable (and in any event within 15 calendar days after the service of the citation or summons). The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the Indemnifying Party has been damaged by such failure.

          (f) DIRECT CLAIMS. With respect to any Direct Claim, following receipt of the Claim Notice from the Indemnified Party, the Indemnifying Party shall have 30 days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party sufficient information to substantiate the Claim, together with all such other non-privileged information as the Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of such 30-day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim. If the parties have not so agreed to the validity and/or amount of the Claim, then the parties shall proceed in the manner set forth in the following sentence. If the Closing shall have occurred under this Agreement, the matter shall be resolved pursuant to the arbitration provisions contained in Section 16(m); and if the Closing shall not have occurred under this Agreement, the Indemnified Party may bring an action against the Indemnifying Party in any court located in Los Angeles, California.

          (g) THIRD PARTY CLAIMS. With respect to a Third Party Claim, if after receipt of the Claim Notice the Indemnifying Party acknowledges in writing to the Indemnified Party that the Indemnifying Party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, the Indemnifying Party shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice, but, in any event, reasonably acceptable to the Indemnified Party, to handle and defend the same unless the named parties to such action or proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, in which event the Indemnified Party shall be entitled, at the Indemnifying Party's cost, risk and expense, to separate counsel of its own choosing, and (iii) to compromise or settle such lawsuit or action, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld.

                  If the Indemnifying Party fails to assume the defense of such Claim within 30 calendar days after receipt of the Claim Notice, the indemnified party against which such Claim has been asserted will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party. If the Indemnified Party assumes the defense of the Claim, the Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any action effected pursuant to and in accordance with this
Section 12(g) and for any final judgment (subject to any right of appeal) and the Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any Damages by reason of such settlement or judgment. If there is a dispute as to the indemnification obligations of any party under this Section 12(g), then the parties shall proceed in the manner set forth in the following sentence. If the Closing shall have occurred under this Agreement, the matter shall be resolved pursuant to the arbitration provisions contained in Section 16(m); and if the Closing shall not have occurred under this Agreement, the Indemnified Party may bring an action against the Indemnifying Party in any court located in Los Angeles, California

          (h) RIGHT OF SET OFF.

               (i) Seller hereby recognizes, acknowledges and agrees that, notwithstanding anything to the contrary contained in this Agreement, and in addition to any other remedy which is otherwise available at law, in equity, by statute or otherwise, if at the time of any payment or payments (the "SUBJECT PAYMENTS") payable by the Company to Seller under the Note there has been a determination that there is any amount due and payable to the Company by Seller or Khantzis, as the case may be, pursuant to the indemnification provisions of this Section 12, the amount otherwise payable to Seller by the Company under the Note may be applied by the Company in whole or in part to the extent necessary to offset in whole or in part such amount due and payable to the Company, which offset shall be applied in the manner provided in Section 12(h)(iii) below. Notwithstanding the foregoing, if Seller or Khantzis, as the case may be, disputes its or his obligation to pay to the Company any indemnification amounts, then the Company's rights of offset as provided in this Section 12(h)(i) shall be subject to the dispute resolution procedures set forth in
Section 16(m).

               (ii) Seller and Khantzis hereby recognize, acknowledge and agree that, if at the time of any Subject Payment payable by the Company to Seller or Khantzis under the Note, a third-party claim has been asserted against the Company based on, arising from or otherwise related to any matter with respect to which the Company is entitled to be indemnified by Seller or Khantzis hereunder and such Third Party Claim has not been finally resolved, a portion of the Subject Payments payable to Seller by the Company sufficient to satisfy such Third Party Claim shall be withheld by the Company, and upon determination of the claim, the amounts so withheld shall be distributed by the Company to the appropriate party pursuant to the terms of such final determination. Withholding of the Subject Payments as aforesaid shall constitute complete performance of the Company's obligations to Seller with respect to the Subject Payments under the terms of the Note.

               (iii) Any amounts to be offset by the Company against amounts owed by the Company to Seller shall be applied (A) first, against the next installment of interest due on the Note, and (B) second, against all remaining payments of principal due on the Note in equal amounts at the time of their schedule payment dates (i.e., the total remaining portion of the amount to be offset shall be divided by the total number of installments of principal remaining to be paid on the Note, and the result shall be offset against each remaining installment of principal).

13.   TAXES.

          (a) PAYMENT OF TAXES, FILING OF RETURNS. Each Seller Party shall remain liable for the filing of all tax returns and reports and for the payment of all foreign, federal, state and local taxes (other than payroll taxes to the extent expressly included as part of the Assumed Liabilities) of the Seller Party relating to the operation of the business of the Seller Party or to the Assets for any period ending on or prior to the Closing Date, and for the payment of all taxes attributable to or relating to the consummation of the transactions contemplated herein and shall indemnify and hold the Company harmless from and against all liability in connection therewith.

          (b) SALES TAXES. Seller shall bear all responsibility for sales, use, value added or other similar taxes, if any, arising out of the consummation of the transactions herein provided for and shall be liable for the filing of all necessary tax returns and reports with respect to such taxes.

14.   NONCOMPETITION.

          (a) COVENANT NOT TO COMPETE. For a period of two years from the Closing Date, Khantzis will not, directly or indirectly, whether individually or as a member, officer, director, investor, stockholder, employee or consultant of any Person, (i) engage, anywhere in the United States of America, Hong Kong, China or Belgium, in a business which competes with any line of business engaged in by the Company of which Khantzis is aware upon the date of this Agreement, or
(ii) induce or attempt to induce (A) any employee of the Company to leave the employ of the Company or in any way interfere adversely with the relationship between any such employee and the Company, (B) any employee of the Company to work for, render services or provide advice to or supply confidential business information or trade secrets of the Company to any third person, firm or corporation, or (C) any customer, supplier, licensee, licensor or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier, licensee, licensor or other business relation and the Company. The ownership by Khantzis of four percent or less of the outstanding capital stock of any corporation engaged in any business which competes with any line of business engaged in by the Company, where the capital stock of the corporation is listed on a national securities exchange or actively quoted on the Nasdaq National Market or Nasdaq SmallCap Market, shall not be deemed a violation by Khantzis of this Section 14, PROVIDED that Khantzis is not an officer, director or employee of, or a consultant to, such corporation.

          (b) SERVICES TO MOULIN. Notwithstanding Section 14(a) and subject to the conditions set forth in this Section 14(b), after six months from the Closing Date, Khantzis shall have the right to provide design and product development services to Moulin, and to otherwise provide consulting services to Moulin related exclusively to the design and development of eyewear and sunglasses products. The Company understands and acknowledges that Moulin designs and produces eyewear and sunglasses products for companies that may be competitors or customers of the Company, and that the performance by Khantzis of services to Moulin in accordance with the terms of this Section 14(b) shall not constitute a breach by Khantzis of Section 14(a) of this Agreement. Khantzis agrees that his right to provide the services to Moulin described in this
Section 14(b) shall be subject to, and conditional upon, the following:

               (i) Effective upon the Closing and for a period of two years thereafter, Khantzis hereby grants to the Company a right of first refusal on all eyewear and sunglasses products and/or components designed by Khantzis; and Khantzis agrees that prior to entering into any employment or consulting arrangement with Moulin as provided in this

Section 14(b), Khantzis shall obtain Moulin's written acknowledgement and agreement that any services provided by Khantzis to Moulin shall be subject to the Company's right of first refusal as set forth in this subsection (i).

          (c) NONCOMPETITION PAYMENT. As consideration for the agreement of Khantzis set forth in this Section 14, the Company shall pay to Khantzis $600,000 (the "NONCOMPETITION PAYMENT"), which payment shall be paid by the Company to Khantzis as follows:

               (i) $300,000 shall be paid to Khantzis on the Closing Date; and

               (ii) $300,000 shall be payable in four equal quarterly installments of $75,000 each, commencing on the last day of the first full calendar quarter following the first anniversary of the date of this Agreement.

      If the Company fails to make any payment provided in this Section 14(b) within five business days following written demand therefor, Khantzis shall have the right to accelerate the payment of the Noncompetition Payment and to declare the Noncompetition Payment immediately due and payable.

          (d) REMEDIES. In the event of a breach by Khantzis of any of his agreements contained in this Section 14, the Company's obligation to continue paying the Noncompetition Payment shall cease. Khantzis acknowledges and agrees that, in the event of a violation by Khantzis of the terms and provisions of this Section 14, the remedies at law would not be adequate; and accordingly, in such event the Company may proceed to protect and enforce its rights under this
Section 14 by a suit in equity for specific performance and temporary, preliminary and permanent injunctive relief from violation of any of the provisions of this Section 14 from any court of competent jurisdiction without the necessity of proving the amount of any actual damages to the Company resulting from the breach.

          (e) MODIFICATION. If for any reason there should be a determination by a court of competent jurisdiction that the provisions of this Section 14 are too broad or unreasonable and therefore unenforceable, the provisions of this
Section 14 shall be deemed modified, and fully enforceable as so modified, to the extent that the court would find them to be fair, reasonable and enforceable under the circumstances.

15.   TERMINATION.

          (a) TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Closing by the mutual agreement, in writing, of each of the parties to this Agreement.

          (b) TERMINATION BY THE COMPANY. The Company may (but shall not be obligated to) terminate this Agreement prior to the Closing by giving written notice to Seller if:

               (i) there has been a material violation or breach by any Seller Party or Khantzis of any agreement, covenant, representation or warranty contained in this Agreement, which violation or breach shall not have been cured or corrected within 5 days after receipt of notice thereof;

               (ii) the Closing does not occur on or prior to July 10, 1999, or such later date as may be agreed to in writing by the parties; or

               (iii) any of the conditions in Section 9 have not been satisfied as of the Closing or if the Company is made aware and determines in its reasonable discretion that any condition will not be satisfied as of the Closing (other than through the failure of the Company to comply with its obligations under this Agreement) and the Company has not expressly waived such condition in writing on or before the Closing.

          (c) TERMINATION BY SELLER. Seller may (but shall not be obligated to) terminate this Agreement on behalf of itself or any other Seller Party prior to the Closing by giving written notice to the Company if:

               (i) there has been a material violation or breach by the Company of any agreement, covenant, representation or warranty contained in this Agreement, which violation or breach shall not have been cured or corrected within 5 days after receipt of notice thereof;

               (ii) the Closing does not occur on or prior to July 10, 1999, or such later date as may be agreed to in writing by the parties; or

               (iii) any of the conditions in Section 10 have not been satisfied as of the Closing or if Seller is made aware and determines in its reasonable discretion that any condition will not be satisfied as of the Closing (other than through the failure of any Seller Party or Khantzis to comply with its or his obligations under this Agreement) and Seller or any other Seller Party has not expressly waived such condition in writing on or before the Closing.

            In the event of such termination, no party shall have any obligation or liability to any other in respect to this Agreement, except for any breach of contract occurring prior to such termination, or except as may be provided in
Section 11(d) of this Agreement.

16.   MISCELLANEOUS.

          (a) NOTICES. All notices, requests, demands and other communications (collectively, "NOTICES") given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission (which must be confirmed) or by United States first class, registered or certified mail, postage prepaid, to the following addresses:

                  (i)   if to the Company, to:

                        Signature Eyewear, Inc.
                        498 North Oak Street
                        Inglewood, California 90302
                        Facsimile No. (310) 330-2770
                        Attn:  President

                  (ii) if to Khantzis or any Seller Party, to:

                        Carlos Alberto Khantzis
                        4737 Galendo Street
                        Woodland Hills, California 91364
                        Facsimile No. (818) 879-7485


Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other parties in the manner prescribed in this Section.

          (b) ENTIRE AGREEMENT. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein.

          (c) ASSIGNMENT. No party may assign this Agreement, and any attempted or purported assignment or any delegation of any party's duties or obligations arising under this Agreement to any third party or entity shall be deemed to be null and void, and shall constitute a material breach by such party of its duties and obligations under this Agreement; PROVIDED that the Company may assign its rights to purchase all or any portion of the Assets to a wholly owned subsidiary, and may cause a wholly owned subsidiary to assume all or any portion of the Assumed Liabilities; PROVIDED, HOWEVER, such assumption shall not cause a novation of the Company's obligations to assume all of the Assumed Liabilities. This Agreement shall inure to the benefit of and be binding upon any successors of each party by way of merger or consolidation.

          (d) WAIVER AND AMENDMENT. No provision of this Agreement may be waived unless in writing signed by all the parties to this Agreement, and waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended only by a written agreement executed by all of the parties to this Agreement.

          (e) GOVERNING LAW. This Agreement has been made and entered into in the State of California and shall be construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law thereof.

          (f) SEVERABILITY. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          (g) CAPTIONS. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

          (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          (i) COSTS AND ATTORNEYS' FEES. If any action, suit, arbitration or other proceeding is instituted to remedy, prevent or obtain relief from a default in the performance by any party to this Agreement of its obligations under this Agreement, the prevailing party shall recover all of such party's attorneys' fees incurred in each and every such action, suit, arbitration or other proceeding, including any and all appeals or petitions therefrom. As used in this Section, attorneys' fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved calculated on the basis of the usual fee charged by the attorney performing such services and shall not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

          (j) RIGHTS CUMULATIVE. No right granted to the parties under this Agreement on default or breach is intended to be in full or complete satisfaction of any damages arising out of such default or breach, and each and every right under this Agreement, or under any other document or instrument delivered hereunder, or allowed by law or equity, shall be cumulative and may be exercised from time to time.

          (k) JUDICIAL INTERPRETATION. Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

          (l) FORCE MAJEURE. If any party to this Agreement is delayed in the performance of any of its obligations under this Agreement or is prevented from performing any such obligations due to causes or events beyond its control, including, without limitation, acts of God, fire, flood, earthquake, strike or other labor problem, injunction or other legal restraint, present or future law, governmental order, rule or regulation, then such delay or nonperformance shall be excused and the time for performance thereof shall be extended to include the period of such delay or nonperformance.

          (m) DISPUTE RESOLUTION. Except for specific performance and other equitable relief provided for in Sections 11(d) and 14(c) of this Agreement, if any controversy or claim arising out of this Agreement cannot be settled by the parties, the controversy or claim shall be submitted to and settled by arbitration as hereinafter provided. The parties shall endeavor to agree upon a single arbitrator (the "ARBITRATOR") who shall be a retired judge provided by JAMS/ENDISPUTE or equivalent organization (the "PROVIDER") and who shall then try all issues, whether of fact or law, and report a finding or judgment thereon. If the parties are unable to agree upon the Arbitrator, each party shall provide the names of five retired judges from the

Provider; then each party shall choose one of the names from the list proposed by the other, and from those two names the Arbitrator shall be selected by the flip of a coin. Prior to commencement of the arbitration proceedings, the Arbitrator shall make a full disclosure to the parties of any prior engagement by any of the parties, or their attorneys or law firms. Any such prior engagement shall be grounds for disqualification of the Arbitrator, and upon any such disqualification a substitute Arbitrator shall be selected as provided herein. The arbitration proceedings shall be governed by the following:

               (i) All hearings and other proceedings shall be in Los Angeles County unless the parties shall mutually agree in writing to an alternative location;

               (ii) The Arbitrator shall follow and apply California law;

               (iii) The California Rules of Evidence shall apply to all proceedings;

               (iv) Discovery shall be limited to two depositions for each party and document production as allowed at the discretion of the Arbitrator within the rules of Section 1283.05 of the California Code of Civil Procedure;

               (v) The time for rendering a decision after hearing shall be in accordance with the published practices of the Provider; (vi) Provisional remedies shall be available to the parties to the arbitration in accordance with
Section 1281.8 of the California Code of Civil Procedure; and

               (vii) The Company and the Seller shall initially bear the arbitration fees equally; PROVIDED, HOWEVER, the prevailing party shall be entitled to recover its contribution for such fees as an item of recoverable costs in addition to all other costs.


                   [SIGNATURES COMMENCE ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, this Agreement has been made and entered into as of the date and year first above written.

                                          SIGNATURE EYEWEAR, INC.
                                          a California corporation

                                          By:   /s/ JULIE HELDMAN
                                             --------------------------------
                                                Julie Heldman
                                          Its:  President

                                          CALIFORNIA DESIGN STUDIO, INC.
                                          a California corporation

                                          By:    /s/ CARLOS ALBERTO KHANTZIS
                                             --------------------------------
                                                Carlos Alberto Khantzis
                                          Its:  Chief Executive Officer and
                                                President

                                          DAKOTA SMITH USA, INC.
                                          a California corporation

                                          By:   /s/ CARLOS ALBERTO KHANTZIS
                                             --------------------------------
                                                Carlos Alberto Khantzis
                                          Its:  President

                                          LUCKY FRIDAY, INC.
                                          a California corporation

                                          By:   /s/ CARLOS ALBERTO KHANTZIS
                                             --------------------------------
                                                Carlos Alberto Khantzis
                                          Its:  President

                                          DAKOTA SMITH CANADA, LTD.
                                          a Canada corporation

                                          By:   /s/ CARLOS ALBERTO KHANTZIS
                                             --------------------------------
                                                Carlos Alberto Khantzis
                                          Its:  President


                   [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                             [SIGNATURES CONTINUED]


                                          DAKOTA SMITH ARGENTINA, LTD.
                                          an Argentina corporation

                                          By:   /s/ CARLOS ALBERTO KHANTZIS
                                             ---------------------------------
                                                Carlos Alberto Khantzis
                                          Its:  President

                                          CALIFORNIA DESIGN STUDIO, LTD.
                                          a U.S. Virgin Islands corporation

                                          By:   /s/ CARLOS ALBERTO KHANTZIS
                                             --------------------------------
                                                Carlos Alberto Khantzis
                                          Its:  President


                                            /s/ CARLOS ALBERTO KHANTZIS
                                          -----------------------------------
                                          Carlos Alberto Khantzis

                                    EXHIBIT A
                                       TO
                            ASSET PURCHASE AGREEMENT

                            Dated as of June 11, 1999

                            ADDITIONAL SELLER PARTIES



1.    Dakota Smith USA, Inc., a California corporation.

2.    Lucky Friday, Inc., a California corporation.

3.    Dakota Smith Canada, Ltd., a Canada corporation.

4.    Dakota Smith Argentina, Ltd., an Argentina corporation.

5.    California Design Studio, Ltd., a U.S. Virgin Islands corporation.

                            SIGNATURE EYEWEAR, INC.
                              498 NORTH OAK STREET
                           INGLEWOOD, CALIFORNIA 90302

                                  June 23, 1999


Seller Parties
c/o California Design Studio, Inc.
31280 Oak Crest Drive
Westlake Village, California 91361

Carlos Alberto Khantzis
c/o California Design Studio, Inc.
31280 Oak Crest Drive
Westlake Village, California 91361

            Re:   ASSET PURCHASE AGREEMENT

Gentlemen:

      Reference is made to that certain Asset Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of June 11, 1999, by and among Signature Eyewear, Inc., a California corporation (the "COMPANY"), California Design Studio, Inc., a California corporation ("SELLER"), the other parties identified on EXHIBIT A to the Purchase Agreement (together with Seller, the "SELLER PARTIES" and each a "SELLER PARTY"), and Carlos Alberto Khantzis ("KHANTZIS"). All capitalized terms used herein and not defined herein shall have the meanings given such terms in the Purchase Agreement.

      1. WAIVER OF CLOSING CONDITIONS. Section 9(f) of the Purchase Agreement provides that it is a condition to the Company's obligation to complete the purchase of the Assets and to take the other actions required to be taken by the Company at the Closing that each Seller Party shall have delivered to the Company all consents of third parties necessary for the unconditional transfer of the Assets and the unconditional consummation of the transactions contemplated by the Purchase Agreement. The Seller Parties have informed the Company that they have not obtained all such third party consents as of the date hereof, and have requested that the Company waive such conditions and close the Purchase Agreement concurrently with the execution and delivery of this letter agreement. The identity and status of such third party consents are identified on EXHIBIT A to this letter agreement.

      The Company hereby waives the Seller Parties' obligation to obtain the third party consents and agreements identified on EXHIBIT A, and agrees to close the Purchase Agreement without the Seller Parties first obtaining such consents, with the understanding that Seller and Khantzis, for itself and himself and for the other Seller Parties, each agrees, as soon as practicable following the Closing Date, to obtain such third party consents and to take all such actions reasonably requested by the Company in order to vest in the Company all right, title and interest in and to any and all of the Assets with respect to which such third party consents relate.

      2. SUPPLEMENTAL CASH PAYMENT. Section 5(b) of the Purchase Agreement provides for the payment by the Company to Seller at the Closing of the Estimated Supplemental Cash Payment, as such amount is determined in accordance with Section 5(d) of the Purchase Agreement. Seller hereby waives the Company's obligation to deliver the Estimated Supplemental Cash Payment to Seller at the Closing, and agrees that the Company will deliver the Supplemental Cash Payment to Seller in accordance with Section 5(d)(ii) and (iii) of the Purchase Agreement.

      3. PURCHASE PRICE ALLOCATION. Section 11(b) of the Purchase Agreement provides that the Seller Parties and the Company shall determine the Purchase Price Allocation on or prior to the Closing Date. The Company and the Seller Parties agree to waive this obligation to determine the Purchase Price Allocation prior to the Closing Date, and agree to cooperate in good faith to determine the Purchase Price Allocation as soon as practicable following the Closing Date but in no event later than 30 days following the Closing Date.

      4. ASSUMED LIABILITIES. The parties hereby agree to amend the Purchase Agreement to exclude from the Assets to be acquired by the Company at the Closing the phone equipment located at the Westlake Premises. In furtherance of the foregoing, the Purchase Agreement is hereby amended to exclude from Assumed Contract to be acquired, and to exclude from the Assumed Liabilities to be assumed, by the Company at the Closing, that certain Lease Agreement No. 6558758-002, dated July 29, 1998, including lease Addendum dated October 21, 1998, between NTFC Capital Corporation and California Design Studio, Inc. (the "NTFC LEASE").

      In consideration of Seller's agreement to exclude the phone equipment and the NTFC Lease from the Assets and the Assumed Liabilities, the Company agrees to pay to Seller $9,000, which amount will be included in the Supplemental Cash Payment to be paid to Seller as provided in the Purchase Agreement.

      Please acknowledge your agreement to the terms and conditions set forth in this letter agreement by signing below.


                                    Very truly yours,

                                    SIGNATURE EYEWEAR, INC.,
                                    a California corporation


                                    By:     /S/ JULIE HELDMAN
                                       ---------------------------------
                                          Julie Heldman
                                    Its:  President

Acknowledged and agreed to
this 23rd day of June, 1999:

CALIFORNIA DESIGN STUDIO, INC.,
a California corporation

By:   /s/ CARLOS ALBERTO KHANTZIS
   -------------------------------------
      Carlos Alberto Khantzis
Its:  Chief Executive Officer and President


DAKOTA SMITH USA, INC.,
a California corporation

By:   /s/ CARLOS ALBERTO KHANTZIS
   ------------------------------------
      Carlos Alberto Khantzis
Its:  President

LUCKY FRIDAY, INC.,
a California corporation

By:   /s/ CARLOS ALBERTO KHANTZIS
   ------------------------------------
      Carlos Alberto Khantzis
Its:  President

DAKOTA SMITH CANADA, LTD.,
a Canada corporation

By:   /s/ CARLOS ALBERTO KHANTZIS
   ------------------------------------
      Carlos Alberto Khantzis
Its:  President

                   [SIGNATURES CONTINED ON FOLLOWING PAGE]

                             [SIGNATURES CONTINUED]

DAKOTA SMITH ARGENTINA, LTD.,
an Argentina corporation

By:   /s/ CARLOS ALBERTO KHANTZIS
   -------------------------------------
      Carlos Alberto Khantzis
Its:  President


CALIFORNIA DESIGN STUDIO, LTD.,
a U.S. Virgin Islands corporation

By:   /s/ CARLOS ALBERTO KHANTZIS
   -------------------------------------
      Carlos Alberto Khantzis
Its:  President


/s/ CARLOS ALBERTO KHANTZIS
----------------------------------------
Carlos Alberto Khantzis

                                    EXHIBIT A
                                       TO
                                LETTER AGREEMENT

                            Dated as of June 23, 1999

                          WAIVER OF CLOSING CONDITIONS


LEASE/AGREEMENT ASSIGMENTS

o  AT&T data line/long distance services  -  Letter request submitted to AT&T
o   Canada Real Property                  -  Forms submitted
o   GE Capital (Canada Photo Copier)      -  Forms submitted


BANK ACCOUNTS

o  Lippo Bank Accounts                   -   Closure of accounts in process
   (818202079 & 8188012441)
o  Belgium Bank Accounts                 -   Request for new signature
   cards in process
o  Toronto Dominion Bank                 -   Waiting on creation of
   Signature Subsidiary